[EXECUTION]








                             AMENDED AND RESTATED
                              PURCHASE AGREEMENT,



                         dated as of September 1, 1994
                     and modified as of November 30, 1994
                             and October 13, 1995
               and amended and restated as of February 7, 1996,



                                    between



                              NRE HOLDINGS, INC.


                                      and


                                   MCIT PLC


                                      for


                        $11,000,000 Principal Amount of
                 12.75% Subordinated Notes due August 31, 2005

                                      and

                       3,000 Class A-1 Preferred Shares,

                         500 Class B Preferred Shares

                                      and

                         285.31 Class A Common Shares.

                               TABLE OF CONTENTS

                                                                          PAGE

                                   ARTICLE I

                                  DEFINITIONS

1.1.            Defined Terms..............................................  5
1.2.            Use of Defined Terms....................................... 30
1.3.            Cross-References........................................... 30
1.4.            Accounting and Financial Determinations.................... 30


                                  ARTICLE II

                         THE SUBJECT SECURITIES, ETC.

2.1.            The Note................................................... 31
2.2.            Preferred and Common Shares................................ 31
2.3.            Issue Price................................................ 31


                                  ARTICLE III

                   CONDITIONS TO RESTATEMENT EFFECTIVE DATE

3.1.            Certificate of Incorporation............................... 32
3.2.            Resolutions, etc........................................... 32
3.3.            Stockholders Agreement..................................... 33
3.4.            Mezzanine Pledge Agreement................................. 33
3.5.            FNBB Intercreditor Letter.................................. 33
3.6.            Deferred Limited Interest Guaranty......................... 33
3.7.            Seller and BBI Junior Notes................................ 33
3.8.            Certain Affiliate Agreements............................... 34
3.9.            Completion, etc., of 1995/1996
                    Acquisitions........................................... 35
3.10.           Effectiveness, etc. of Senior Credit
                    Agreement.............................................. 35
3.11.           Effectiveness of PMI Agreement............................. 36
3.12.           Effectiveness of FFCA Arrangements......................... 37
3.13.           Performance; No Default.................................... 37
3.14.           Absence of Litigation, etc................................. 38
3.15.           Certificate as to Compliance............................... 38
3.16.           Certificate as to Solvency, etc............................ 38
3.17.           Preemption Letter.......................................... 38
3.18.           Opinion of Counsel......................................... 38
3.19.           Legal Expenses............................................. 39
3.20.           Satisfactory Legal Form.................................... 39


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                               TABLE OF CONTENTS
                                  (CONTINUED)
                                                                          PAGE


                                  ARTICLE IV

                         PAYMENTS, REGISTRATION, ETC.

4.1.            Place of Payment........................................... 39
4.2.            Home Office Payment........................................ 39
4.3.            Optional Payments.......................................... 40
4.4.            Allocation................................................. 40
4.5.            Mandatory Redemption of Notes.............................. 41
4.6.            Registration, Transfer, etc................................ 41
4.7.            Transfer and Exchange...................................... 41
4.8.            Replacement................................................ 42
4.9.            Taxes...................................................... 42


                                   ARTICLE V

                               WARRANTIES, ETC.

5.2.            Due Authorization.......................................... 45
5.3.            Validity, etc.............................................. 45
5.4.            Financial Information...................................... 45
5.5.            Absence of Material Adverse Change......................... 46
5.6.            Continuing Indebtedness.................................... 46
5.7.            Litigation, etc............................................ 46
5.8.            Capitalization............................................. 47
5.9.            Regulation G............................................... 48
5.10.           Government Regulation...................................... 48
5.11.           Patents, Trademarks, etc................................... 49
5.12.           Environmental Matters...................................... 49
5.13.           Title to and Condition of Properties....................... 50
5.14.           Offering of Subject Securities............................. 50
5.15.           Special Purpose Holding Company............................ 51
5.16.           Subsidiaries............................................... 51
5.17.           Accuracy of Information.................................... 51


                                  ARTICLE VI

                                   COVENANTS

6.1.            Certain Affirmative Covenants.............................. 52
6.1.1.          Financial Information, etc................................. 52
6.1.2.          Notice of Default, Litigation, etc......................... 54
6.1.3.          Perform Senior Credit Agreement............................ 55
6.1.4.          Conforming Changes......................................... 56

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                               TABLE OF CONTENTS
                                  (CONTINUED)
                                                                          PAGE

6.1.5.          Additional AmeriKing Guarantors............................ 56
6.1.6.          Performance of Purchase Documents.......................... 57
6.2.            Certain Negative Covenants................................. 57
6.2.1.          Business Activities........................................ 57
6.2.2.          Indebtedness............................................... 57
6.2.3.          Liens...................................................... 59
6.2.4.          Minimum EBITDA............................................. 60
6.2.5.          Restricted Payments, etc................................... 61
6.2.6.          Investments................................................ 63
6.2.7.          Consolidation, Merger, etc................................. 63
6.2.8.          Modification of Senior Credit Agreement
                     ...................................................... 63
6.2.9.          Modification of PMI Agreement.............................. 64
6.2.10.         Modification of Seller Notes, etc.......................... 64
6.2.11.         Modification of Other NRE Instruments...................... 64
6.2.12.         Modification of Certificates of
                    Incorporation.......................................... 65
6.2.13.         Negative Pledges........................................... 65
6.2.14.         Upstream Limitations....................................... 65
6.2.15.         Transactions with Affiliates............................... 66
6.2.16.         Inconsistent Agreements.................................... 66


                                  ARTICLE VII

                               EVENTS OF DEFAULT

7.1.            Events of Default.......................................... 67
7.1.1.          Non-Payment of Obligations................................. 67
7.1.2.          Default on Other Indebtedness.............................. 67
7.1.3.          Bankruptcy, Insolvency, etc................................ 67
7.1.4.          Breach of Warranty......................................... 68
7.1.5.          Non-Performance of Certain Undertakings
                     ...................................................... 68
7.1.6.          Non-Performance of Other Undertakings...................... 68
7.1.7.          Judgments.................................................. 68
7.1.8.          Ownership of NRE........................................... 69
7.1.9.          Leases and BKC Franchises.................................. 69
7.1.10.         Unrestricted Subsidiary Revenue............................ 69
7.2.            Action if Bankruptcy....................................... 69
7.3.            Action if Other Event of Default........................... 69


                                 ARTICLE VIII

                                 SUBORDINATION


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                               TABLE OF CONTENTS
                                  (CONTINUED)
                                                                          PAGE

8.1.            Acceleration, Dissolution, etc............................. 70
8.2.            Turnover................................................... 71
8.3.            Unconditional Obligation, etc.............................. 71
8.4.            Waivers, etc............................................... 72
8.5.            Amendment of Subordination Provisions...................... 72
8.6.            Notice to the Noteholders.................................. 73
8.7.            Proving, etc. Claims....................................... 73
8.8.            Reliance on Judicial Order or
                    Certificate of Liquidating Agent....................... 73
8.9.            Amendment of Subordination Provisions...................... 73


                                  ARTICLE IX

                                 MISCELLANEOUS

9.1.            Waivers, Amendments, etc................................... 74
9.2.            Notices.................................................... 74
9.3.            Costs and Expenses......................................... 75
9.4.            Indemnification............................................ 75
9.5.            Survival................................................... 76
9.6.            Severability............................................... 76
9.7.            Headings................................................... 76
9.8.            Counterparts............................................... 76
9.9.            Governing Law; Entire Agreement............................ 77
9.10.           Jurisdiction............................................... 77
9.11.           Successors and Assigns..................................... 77
9.12.           Waiver of Jury Trial....................................... 77


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SCHEDULE AND EXHIBITS:


SCHEDULE I  - Disclosure Schedule

EXHIBIT A   - Note
EXHIBIT B-1 - Certificate as to Company Certificate of Incorporation EXHIBIT B-2 - Certificates as to NRE Certificate of Incorporation
EXHIBIT C   - Certificate as to Authorizing Resolutions, etc.
EXHIBIT D   - Certificate as to Stockholders Agreement
EXHIBIT E   - Mezzanine Pledge Agreement
EXHIBIT F   - Affirmation of FNBB Intercreditor Letter
EXHIBIT G   - Deferred Limited Interest Guaranty
EXHIBIT H   - Certificate as to Seller Notes and BBI Junior Notes
EXHIBIT I   - Certificate as to Certain Affiliate Agreements
EXHIBIT J   - Certificate as to 1995/1996 Acquisitions
EXHIBIT K   - Certificate as to Senior Credit Agreement
EXHIBIT L   - Certificate as to PMI Agreement
EXHIBIT M   - Certificate as to FFCA Arrangements
EXHIBIT N   - Certificate as to Compliance
EXHIBIT O   - Certificate as to Solvency
EXHIBIT P   - Preemption Letter
EXHIBIT Q   - Opinion of Counsel to the Company

                              PURCHASE AGREEMENT


         THIS AMENDED AND RESTATED PURCHASE AGREEMENT, dated as of September 1, 1994 and modified as of November 30, 1994 and October 13, 1995 and amended and restated as of February 7, 1996, between NRE HOLDINGS, INC., a Delaware corporation (the "Company"), and MCIT PLC, a public company incorporated in England (the "Purchaser"),


                             W I T N E S S E T H:

         WHEREAS, the Company and the Purchaser entered into a purchase agreement, dated as of September 1, 1994 ("this Agreement as Originally in Effect"), pursuant to which on September 1, 1994 (the "Original Closing Date") the Purchaser purchased from the Company:

                  (a) a 12.75% subordinated note due August 31, 2004 in the original principal amount of $11,000,000 (the "Original Note");

                  (b) certificates representing 3,000 Class A-1 Preferred Shares (the "Class A-1 Preferred Certificate") and 500 Class B Preferred Shares (the "Class B Preferred Certificate"); and

                  (c) a certificate representing 285.31 Class C Common Shares (the "Original Common Certificate"), which then represented

                           (i) 28.531% of the aggregate number of Common Shares then issued and outstanding, and

                           (ii) 27.367% of the aggregate number of Common
                  Shares then either issued and outstanding or reserved for issuance upon the exercise of the FNBB Warrant and Management Options; and

         WHEREAS, on the Original Closing Date, the Company's wholly-owned subsidiary, National Restaurant Enterprises, Inc., a Delaware corporation ("NRE"), acquired

                  (a) from Burger King Corporation, a Florida corporation ("BKC"), the assets and businesses of 68 BKC franchised restaurants (the "Chicago Restaurants") located in the Chicago metropolitan area of Illinois and Indiana; and

                  (b) from Lawrence Jaro ("Jaro") and the other Jaro Investors, the assets and businesses of 11 BKC franchised restaurants located in Colorado and Texas (the "Jaro
         Restaurants"); and

                  (c) from William Osborn ("Osborn") and the other Osborn Investors, the assets and businesses of three BKC franchised restaurants located in Colorado (the "Osborn Restaurants"); and

         WHEREAS, the Company and the Purchaser entered into a modification letter, dated as of November 30, 1994 ("Modification No. 1"), modifying this Agreement as Originally in Effect, and, in connection therewith on November 30, 1994 (the "Modification No. 1 Effective Date"), NRE acquired the assets and businesses of 39 BKC franchised restaurants in Chicago, Illinois from BNB Land Venture, Inc., an Illinois corporation ("BNB") wholly-owned by Sheldon Friedman (the "BNB Restaurants"); and

         WHEREAS, NRE obtained financing to acquire the Chicago Restaurants, the Jaro Restaurants, the Osborn Restaurants and the BNB Restaurants in part from the proceeds of borrowings under a revolving credit and term loan agreement, dated as of the Original Closing Date and amended and restated as of the Modification No. 1 Effective Date (the "Existing Senior Credit Agreement"), among the Company, NRE and The First National Bank of Boston ("FNBB"), as lender (together with the other institutional lenders parties thereto) and as agent for the lenders, pursuant to which NRE is permitted to obtain extensions of credit in an aggregate principal amount not to exceed $74,500,000; and

         WHEREAS, in connection with obtaining financing under the Existing Senior Credit Agreement,

                  (a) the Company issued to FNBB, a warrant dated the Original Closing Date (the "FNBB Warrant"), to purchase 31.2801 Class B Common Shares; and

                  (b) the Company entered into a securities purchase agreement, dated as of the Modification No. 1 Effective Date (the "BBI Existing Agreement"), Affiliate BancBoston Investments Inc., a Massachusetts corporation and an Affiliate of FNBB ("BBI"), pursuant to which the Company then issued to BBI

                           (i) junior subordinated notes due August 31, 2005
                  (the "BBI Existing Junior Note") in the aggregate original principal amount of $600,000; and

                           (ii) a warrant (the "BBI Warrant") to purchase
                  81.0799 Class B Common Shares which had the effect of diluting the Purchaser's Original Common Certificate from 27.367% to 25.392% on a fully diluted basis; and

         WHEREAS, the Company and the Purchaser entered into a modification letter, dated as of October 13, 1995 ("Modification No. 2"), modifying this Agreement as Previously in Effect, and, in connection therewith, the Company issued to MCIT Existing Pool Limited (the "Existing Pool Nominee"), as nominee for the Purchaser,

                  (a) a 12.75% promissory note, dated April 30, 1995 and due August 31, 2004 (the "Existing Note"), in the principal amount of $11,000,000 in substitution for (but not in payment of) the Original Note;

                  (b) a certificate representing 285.31 Class A Common Shares (the "Existing Common Certificate") in exchange for the Original Common Certificate; and

         WHEREAS, during 1995, NRE acquired

                  (a) through AmeriKing Colorado, the assets and businesses of the four Colorado Restaurants;

                  (b) through AmeriKing Tennessee, the assets and businesses of the 11 Tennessee Restaurants; and

         WHEREAS, contemporaneously with the occurrence of the Restatement Effective Date, NRE will acquire

                  (a) through AmeriKing Virginia, the assets and businesses of the 24 Virginia Restaurants; and

                  (b) through AmeriKing Cincinnati, the assets and businesses of the 12 Cincinnati Restaurants; and

         WHEREAS, contemporaneously with the occurrence of the Restatement Effective Date, AmeriKing Tennessee and AmeriKing Virginia are entering into with FFCA Acquisition Corporation, a Delaware corporation ("FFCA"), a sale-leaseback arrangement (the "FFCA Sale/Leaseback"), with respect to the premises of one of the Tennessee Restaurants and certain of the Virginia Restaurants pursuant to which FFCA will purchase such premises for an aggregate purchase price not to exceed $16,200,000 and then enter into 20 year leases with each of AmeriKing Tennessee and AmeriKing Virginia with respect to the Tennessee Restaurants and Virginia Restaurants, respectively; and

         WHEREAS, contemporaneously with the occurrence of the Restatement Effective Date, the Company and NRE are entering into an amendment and restatement of the Existing Senior Credit Agreement pursuant to which the maximum aggregate principal amount of Indebtedness permitted to be incurred and at any time outstanding thereunder will be increased from $74,500,000 to $100,000,000; and

         WHEREAS, in connection with the effectiveness of the amendment and restatement of the Existing Senior Credit Agreement (and as a condition thereto), the Company is entering into an amendment and restatement of the Existing BBI Agreement with BBCI pursuant to which BBCI will accept, in substitution for (and not in payment of) the Existing BBCI Note, a promissory note due August 31, 2006; and

         WHEREAS, contemporaneously with the occurrence of the Restatement Effective Date, the Company and the Company are entering into a note purchase agreement with PMI Mezzanine Fund, L.P., a Delaware limited partnership ("PMI"), pursuant to which PMI will purchase

                  (a) from NRE, a 12.5% senior subordinated note due January 31, 2005 in the original principal amount of $15,000,000; and

                  (b) from the Company, a detachable warrant to purchase 59.14 Class C Common Shares which will have the effect of diluting the Purchaser's Existing Common Shares from 25.392% to 23.868% on a fully diluted basis; and

         WHEREAS, to facilitate all of the foregoing contemporaneous acquisition, sale/leaseback and financing transactions, the Company and the Purchaser desire to amend and restate this Agreement as Previously in Effect, and, in connection with such amendment and restatement, the Company has requested that

                  (a) the Purchaser accept in substitution for (but not in payment of) the Existing Note, a new 12.75% promissory note, dated October 31, 1995, in the principal amount of $11,000,000 to be payable in the entirety in a single payment, without scheduled prepayments, on August 31, 2005;

                  (b) the Purchaser permit the incurrence by NRE and its Subsidiaries of the increased principal amounts of Indebtedness to be incurred pursuant to the FFCA Guaranty, the Senior Credit Agreement and the PMI Notes; and

                  (c) consent to an amendment to the Company's certificate of incorporation which will increase the authorized number of Common Shares from 3,300 to 5,500 for purposes of the PMI Warrant;

         NOW, THEREFORE, the parties hereto hereby agree that, on the date (the "Restatement Effective Date") when all of the conditions of Article III are satisfied in full, this Agreement as Previously in Effect and all Schedules and Exhibits thereto hereby are, concurrently with (and subject to) the satisfaction of all such conditions, amended and restated in their entireties in the form of this Agreement and all Schedules and Exhibits hereto.


                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "Acquisition" means any of the Chicago Acquisition, the Jaro Acquisition, the Osborn Acquisition, the BNB Acquisition, the
Colorado Acquisition, the Tennessee Acquisition, the Cincinnati
Acquisition or the Virginia Acquisition.

         "Acquisition Agreement" means any of the BKC Acquisition Agreement, the Jaro Acquisition Agreement, the Osborn Acquisition Agreement, the BNB Acquisition Agreement, the Colorado Acquisition Agreement, the Tennessee Stock Purchase Agreement, the Cincinnati Acquisition Agreement or the Virginia Acquisition Agreement.

         "Affiliate" of any Person means any other Person which, directly or indirectly, controls or is controlled by or under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). For the purposes of this definition, "control" (including the correlative terms "controlling", "controlled by" and "under common control with"), relative to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise; provided, however, that

                  (a) beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control; and

                  (b) any of the foregoing to the contrary notwithstanding, the term "Affiliate," relative to the Company and Subsidiaries, shall not include the Purchaser, the Existing Pool Nominee or any other Noteholder, or PMI.

         "this Agreement" means, on any date, this Amended and Restated Purchase Agreement as in effect on the Restatement Effective Date and as thereafter from time to time amended, supplemented or otherwise modified in accordance with the terms hereof and in effect on such date.

         "this Agreement as Originally in Effect" is defined in the first recital.

         "this Agreement as Previously in Effect" means, relative to any date prior to the Restatement Effective Date, this Agreement as Originally in Effect and as thereafter from time to time on or prior to such date, amended, supplemented or otherwise modified and then in effect.

         "AmeriKing Cincinnati" means AmeriKing Cincinnati Corporation I, a Delaware corporation and a direct, wholly-owned Subsidiary of NRE.

         "AmeriKing Colorado" means AmeriKing Colorado Corporation I, a Delaware corporation and a direct, wholly-owned Subsidiary of NRE.

         "AmeriKing Guarantors" means

                  (a)      AmeriKing Cincinnati and AmeriKing Virginia; and

                  (b) each such other Restricted Subsidiary as shall after the Restatement Effective Date become a party to the Deferred Limited Interest Guaranty from time to time in accordance with Section 6.1.5.

         "AmeriKing Tennessee" means AmeriKing Tennessee Corporation I, a Delaware corporation and a direct, wholly-owned Subsidiary of NRE.

         "AmeriKing Virginia" means AmeriKing Virginia Corporation I, a Delaware corporation and a direct, wholly-owned Subsidiary of NRE.

         "Approval" means, relative to any Obligor, each approval, consent, filing or registration by or with any Federal, state or other regulatory authority necessary to authorize or permit the execution, delivery or performance of

                  (a) this Agreement, the Notes, the Deferred Limited Interest Guaranty, the Mezzanine Pledge Agreement, any other Purchase Document or the Stockholders Agreement or for the validity or enforceability hereof or thereof;

                  (b)  any Acquisition Agreement;

                  (c) the Senior Credit Agreement or any other Senior Loan Document executed and delivered by the Company, NRE or any Subsidiary pursuant thereto or for the validity or enforceability thereof;

                  (d) the PMI Purchase Agreement or any other PMI Document executed and delivered by the Company, NRE or any Subsidiary pursuant thereto or for the validity or enforceability thereof; and

                  (e) the FFCA Sale/Leaseback Agreement, the FFCA Leases or any other FFCA Document executed and delivered by the Company, NRE or any Subsidiary pursuant thereto or for the validity or enforceability thereof.

         "Authorized Officer" means, relative to any Obligor, those of its officers whose signatures and incumbency shall have been certified to the Purchaser pursuant to clause (a)(ii) of Section 3.2.

         "BBI" is defined in clause (b) of the fifth recital.

         "BBI Agreement" is defined in clause (b)(i) of Section 3.7. At any time after the Restatement Effective Date, "BBI Agreement" also means the BBI Agreement as originally executed and delivered, together with all amendments, supplements, modifications, extensions and renewals made thereto from time to time after the Restatement Effective Date; provided, however, that no such amendment, supplement, etc. may (x) effect any increase in the principal amount of the BBI Junior Notes, the interest rate thereon or any fees under the BBI Agreement or (y) if it relates to other terms and provisions of the BBI Agreement or BBI Junior Notes, have a cumulative effect which is to materially adversely affect the Purchaser's rights or interests under the Purchase Documents or the Company's ability to fulfill its obligations under the Purchase Documents.

         "BBI Existing Agreement" is defined in clause (b) of the fifth recital.

         "BBI Existing Junior Note" is defined in clause (b)(i) of the fifth recital.

         "BBI Junior Note" is defined in clause (b)(iii) of
Section 3.7.

         "BBI Warrant" is defined in clause (b)(ii) of the fifth recital.

         "BKC" is defined in clause (a) of the second recital.

         "BKC Acquisition Agreement" means the asset purchase and sale agreement, dated the Original Closing Date, between the Company and NRE and BKC pursuant to which NRE acquired from BKC the Chicago Restaurants for an aggregate consideration in cash of approximately the excess of $41,500,000 over net current operating liabilities.

         "BKC Acquisition Document" means each of the BKC Acquisition Agreement, the BKC Franchise Agreements, the BKC Lease/Sublease Agreements, the BKC Franchise and Lease Guaranty and the Employment Agreements.

         "BKC Franchise Agreement" means any franchise agreement between NRE or any of its Subsidiaries and BKC with respect to any Restaurant.

         "BKC Franchise and Lease Guaranty" means, collectively,

                  (a) the Guarantee, Indemnification and Acknowledgment in favor of BKC, dated the Original Closing Date, with respect to the Burger King Franchise Agreements referred to therein, and

                  (b) the Guarantee, Indemnification and Acknowledgment in favor of BKC, dated the Original Closing Date with respect to the Lease/Sublease Agreements referred to therein,

in each case executed and delivered by the Company in the form furnished to the Purchaser prior to its execution and delivery of this Agreement as Originally in Effect, together, in each case, with all modifications, if any, thereto becoming effective from time to time.

         "BKC Intercreditor Agreement" means the intercreditor agreement, dated the Original Closing Date, among BKC, the Company, NRE, Jaro, Osborn, Hubert, the Senior Agent and the Purchaser, as agent for the Noteholders.

         "BKC/PMI Intercreditor Letter" is defined in clause (d)(iv) of Section 6.1.2.

         "BKC Subordination Letter" means the letter agreement, dated the Original Closing Date, between BKC and the Purchaser as to subordination by BKC of certain payments after the occurrence of, and to the extent of proceeds received by the Company with respect to, a transfer or assignment of Voting Stock of NRE concurrently with any exercise of remedies by the Senior Agent or the MCIT, as agent for itself and the Noteholders, under the Senior Pledge Agreement or Mezzanine Pledge Agreement, respectively.

         "BKC UFOC" means the BKC Uniform Franchise Offering Circular, dated December 31, 1993.

         "BNB" is defined in the third recital.

         "BNB Acquisition" means the acquisition by NRE from BNB of BKC franchises for 39 restaurants located in the Chicago, Illinois area pursuant to the BNB Acquisition Agreement, together with all related transactions contemplated thereby to occur among the Company, NRE, BNB and BKC.

         "BNB Acquisition Agreement" means an asset purchase agreement, dated the Modification No. 1 Effective Date, between NRE and BNB pursuant to which NRE acquired the assets and businesses of the BNB Restaurants.

         "BNB Restaurant" is defined in the third recital.

         "Business Day" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York.

         "Capital Stock" means, relative to any Person, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including partnership interests and other indicia of ownership of such Person and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or any claims of any character with respect thereto.

         "Change of Control" means

                  (a) the sale, lease or transfer of all or substantially all the assets of the Company to any Person or group (as such term is defined in Section 13(d)(3) of the Exchange Act) other than the Jordan Parties;

                  (b) the liquidation or dissolution of (or adoption of a plan of liquidation by) the Company;

                  (c) the acquisition by any Person or group (as so defined) (other than the Jordan Parties) of a direct or indirect majority in interest (more than 50%) of the Voting Stock of the Company by way of merger or consolidation or otherwise;

                  (d) any transaction the result of which is that any Person or group (as so defined) beneficially owns, directly or indirectly, more of the Voting Stock of the Company than is owned beneficially, directly or indirectly, by the Jordan Parties;

                  (e) after the first sale of common equity by the Company pursuant to a registration statement under the

         Securities Act that results in at least 20% of the Voting Stock of the Company being held by the public,

                           (i) the Jordan Parties own beneficially, directly or indirectly, less than 25% of the aggregate amount of Voting Stock of the Company, or

                           (ii) during any period of two consecutive years,
                  individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

                  (f) any Change of Control Event (as defined in the PMI Agreement as in effect on the Restatement Effective Date) or the occurrence under Section 14.1(q) or 14.1(r) of the Senior Credit Agreement as in effect on the Restatement Effective Date of any Default (as defined therein).

         "Chicago Acquisition" means the acquisition by NRE of the Chicago Restaurants pursuant to the BKC Acquisition Agreement.

         "Chicago Restaurant" is defined in clause (a) of the second recital.

         "Cincinnati Acquisition" means the acquisition by AmeriKing Cincinnati of the assets and businesses of 12 BKC franchised restaurants located in the Cincinnati, Ohio area pursuant to the Cincinnati Acquisition Agreement, together will all related transactions contemplated thereby to occur among the Company, NRE, AmeriKing Cincinnati, the Cincinnati Sellers and BKC.

         "Cincinnati Acquisition Agreement" means collectively the asset purchase agreements between AmeriKing Cincinnati and the Cincinnati Sellers, a copy of a fully executed counterpart of which shall have been delivered in accordance with Section 3.9 in substantially the form furnished to the Purchaser prior to its execution and delivery of this Agreement.

         "Cincinnati Restaurant" means each of the 12 restaurants identified in Schedule A to the Cincinnati Acquisition Agreement.

         "Cincinnati Seller" means each of Houston, Inc.; Fifth &
Race, Inc.; and Thirty-Forty, Inc.

         "Class A Common Share" means a Common Share issued as ordinary voting Class A Common Stock.

         "Class A-1 Preferred Certificate" is defined in clause (b) of the first recital.

         "Class A-1 Preferred Share" means a Preferred Share issued as a share of 6% Class A-1 PIK Preferred Stock.

         "Class A-2 Preferred Share" means a Preferred Share issued as a share of 6% Class A-2 Cumulative Preferred Stock.

         "Class B Common Share" means a Common Share issued as a share of non-voting Class B Common Stock and convertible by its holder at any time into a Class A Common Share subject to the provisions of the Company Certificate of Incorporation.

         "Class B Preferred Certificate" is defined in clause (b) of the first recital.

         "Class B Preferred Share" means a Preferred Share issued as a share of 6% Class B Cumulative Preferred Stock.

         "Class C Common Share" means a Common Share issued as a share of non-voting Class C Common Stock and convertible by its holder into a Class A Common Share at any time in accordance with the Company Certificate of Incorporation.

         "Class D Common Share" means a Common Share issued as an initially voting share of Class D Common Stock and convertible by its holder into a Class A Common Share at any time in accordance with the Company Certificate of Incorporation.

         "Closing" is defined in Article III.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed, or otherwise modified from time to time.

         "Colorado Acquisition" means the acquisition by AmeriKing Colorado of the assets and businesses of four BKC franchised restaurants located in the Denver, Colorado area pursuant to the Colorado Acquisition Agreement, together with all related transactions contemplated thereby to occur among the Company, NRE, AmeriKing Colorado, the Colorado Sellers and BKC.

         "Colorado Acquisition Agreement" means collectively the asset purchase agreements between AmeriKing Colorado and the Colorado Sellers.

         "Colorado Restaurant" means each of the four restaurants identified in Schedule A to the Colorado Acquisition Agreement.

         "Colorado Seller" means each of George Alaniz, Jr.; Susan J. Wakeman; and Daniel L. White.

         "Common Share" means a share of common stock, $0.01 par value per share, of the Company as authorized by the Company Certificate of Incorporation.

         "Company" is defined in the preamble.

         "Company Certificate of Incorporation" is defined in clause
(a) of Section 3.1.

         "Contingent Liability" means, relative to any Person, any agreement, undertaking or arrangement by which such Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness, obligation or other liability guaranteed thereby.

         "Contractual Obligation" means, relative to any Obligor, any provision of any security issued by it or of any Instrument or undertaking to which it is a party or by which it or any of its property is bound.

         "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414(b) or 414(c) of the Code or section 4001(b)(1) of ERISA.

         "Default" means

                  (a) any Event of Default or any condition or event which, after notice or lapse of time or both, would constitute an Event of Default; and

                  (b) any condition or event which has resulted in, or would (including after notice or lapse of time or both) permit, any or all of the monetary obligations of the Company or any Subsidiary under the Senior Credit Agreement or the

         PMI Agreement to be declared immediately due and payable prior to their stated maturity.

         "Deferred Limited Interest Guaranty" is defined in
Section 3.6.

         "Disclosure Schedule" means Schedule I hereto.

         "Dunn/Hogerty" means each of Jerry Dunn and Dennis Hogerty, together with (x) the spouse or any immediate family member of any such Person or (y) any trust solely for the benefit of any such Person or the spouse or any immediate family member of any such Person.

         "EBITDA" shall have the meaning set forth in the Senior Credit Agreement as in effect on the Restatement Effective Date.

         "Employment Agreement" means the employment and noninterference agreements, dated the Original Closing Date, between NRE and each Management Investor.

         "Environmental Claim" is defined in clause (a)(i) of
Section 5.12.

         "Environmental Law" means all Federal, state or local laws, statutes, ordinances, codes, rules, regulations, orders, decrees or directives imposing liability or standards of conduct relating to the environment, industrial hygiene, land use or the protection of human health and safety, natural resources, pollution or waste management.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

         "Event of Default" is defined in Section 7.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Executive and Advisors Subscription Agreement" means the subscription agreement, dated the Original Closing Date, between the Company and the Executive Investors.

         "Executive Investor" means each of the Persons named under the caption "Executives, et. al." in Item 3.3 ("Investors") of the Disclosure Schedule.

         "Existing Common Certificate" is defined in clause (b) of the sixth recital.

         "Existing Note" is defined in clause (a) of the sixth recital.

         "Existing Pool Nominee" is defined in the sixth recital.

         "Existing Senior Credit Agreement" is defined in the fourth recital.

         "FAC" means Franchise Acceptance Corporation Limited, a corporation organized under the laws of Ireland.

         "FAC Note" means the promissory note of Ameriking Colorado dated November 29, 1995, in the original principal amount of $1,865,000 due December 25, 2005, in favor of FAC.

         "FFCA" is defined in the ninth recital.

         "FFCA Document" means the FAC Note, the FFCA Guaranty and the
FFCA Lease.

         "FFCA Guaranty" is defined in clause (c) of Section 3.12.

         "FFCA Lease" is defined in clause (b) of Section 3.12.

         "FFCA Sale/Leaseback" is defined in the ninth recital.

         "FFCA Sale/Leaseback Agreement" is defined in clause (a) of
Section 3.12.

         "Financing Memorandum" is defined in Section 5.17.

         "Fiscal Quarter" means any quarter of a Fiscal Year.

         "Fiscal Year" means each period of 364 days ending on each of the following dates: January 1, 1996, December 30, 1996, December 29, 1997, December 28, 1998, December 27, 1999, December 25, 2000, December 24, 2001, December 23, 2002, and December 22, 2003.

         "FNBB" is defined in the fourth recital.

         "FNBB Intercreditor Agreement" is defined in Section 3.5.

         "FNBB Warrant" is defined in clause (a) of the fifth recital.

         "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "GAAP" is defined in Section 1.4.

         "Hazardous Material" means:

                  (a) any substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "TLCP" toxicity or "EP" toxicity;

                  (b) any oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources;

                  (c) any flammable substances or explosives or any radioactive materials; or

                  (d) any asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

         "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Purchase Document refer to this Agreement or such other Purchase Document, as the case may be, as a whole and not to any particular Article, Section, paragraph or provision of this Agreement or such other Purchase Document.

         "Hubert" means Gary Hubert.

         "including" means including without limiting the generality of any description preceding such term.

         "Indebtedness" of any Person means, without duplication:

                  (a) all obligations of such Person for borrowed money (including all notes payable and drafts accepted representing extensions of credit) and all obligations evidenced by bonds, debentures, notes or other similar instruments on which interest charges are customarily paid;

                  (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

                  (c)  all other items

                           (i) which, in accordance with GAAP, would be
                  included as liabilities on the liability side of the balance sheet of such Person (including any leasing or similar arrangement which in accordance with GAAP is (or should be) classified as a capitalized lease) as of the date at which Indebtedness is to be determined, and

                           (ii) which are incurred as a financing, whether or not in the ordinary course of business;

                  (d) whether or not so included as liabilities in accordance with GAAP,

                           (i) all obligations of such Person to pay the
                  deferred purchase price of property or services (excluding trade accounts payable arising in the ordinary course of business which are not overdue by more than 90 days) and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; provided, however, that, for purposes of determining the amount of any Indebtedness of the type described in this clause, if recourse with respect to such Indebtedness is limited to such property, the amount of such Indebtedness shall be limited to the fair market value of such property; and

                           (ii) all Contingent Liabilities made by such Person; and

                  (e) net obligations under interest rate swap, exchange, cap or other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

provided, however, that obligations of NRE or any of its Subsidiaries under any Lease or the BKC Franchise Agreements shall not constitute "Indebtedness".

         "Institutional Holder" means the Purchaser (so long as it or its nominee shall hold a Note or other Subject Security) and each other financial institution which shall hold a Note or other Subject Security (other than a financial institution which acquired all of the other Subject Securities held by it in a distribution to the public or as the direct or indirect transferee of Subject Securities acquired in such a distribution).

         "Instrument" means any contract, agreement, indenture, mortgage, document or other writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken or any Lien (or right or interest therein) is granted or perfected.

         "Intellectual Property" is defined in Section 5.11.

         "Intercompany Consulting Agreement" is defined in clause (c) of Section 3.8.

         "Investment" means, relative to any Person, all investments by such Person in other any other Person (including Affiliates) in the forms of loans, advances (excluding, however, commission, travel and similar advances to officers and employees of such Person made in the ordinary course of business), Contingent Liabilities, capital contributions, purchases or other acquisitions for consideration of Indebtedness, equity interests or other securities and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

         "Investor Subscription Agreement" means the subscription agreement, dated the Original Closing Date, between the Non- Management Investors and the Company.

         "Jaro" is defined in clause (b) of the second recital.

         "Jaro Acquisition" means the acquisition by NRE of the 11 Jaro Restaurants pursuant to the Jaro Acquisition Agreement.

         "Jaro Acquisition Agreement" means collectively the three purchase and sale agreements, dated the Original Closing Date, between NRE and each Jaro Predecessor Company pursuant to which NRE acquired the Jaro Restaurants for an aggregate amount of consideration of approximately $6,255,000, consisting of cash, Seller Notes, Class A-2 Preferred Shares and Class D Common Shares.

         "Jaro Investor" means Jaro and each of his co-investors in each Jaro Predecessor Company.

         "Jaro Predecessor Company" means each of Tabor Restaurant Associates, Inc., a Colorado corporation; Jaro Restaurants, Inc., a Colorado corporation; Jaro Enterprises, Inc., a Colorado corporation; and JB Restaurants, Inc., a Texas corporation.

         "Jaro Restaurant" is defined in clause (b) of the second recital.

         "JII Partners" means JII Partners, an Illinois partnership.

         "Jordan Party" means TJC, its Affiliates (other than the Company and Subsidiaries) and the Purchaser and, with respect to each of the foregoing,

                  (a) each general partner, each limited partner and employee thereof or any Affiliate thereof as of the Closing Date;

                  (b) any 50% (or more) owned Subsidiary of any one (or jointly of more than one of any) Person specified in clause
         (a); and

                  (c) the spouse or any immediate family member of any Person specified in clause (a) or any trust solely for the benefit of any such Person or the spouse or any immediate family member of such Person.

         "Jordan Principal" means

                  (a)      each partner, executive or employee of TJC;

                  (b) any wholly-owned Subsidiary of any one (or jointly of more than one of any) Person specified in clause (a); and

                  (c) the spouse or any immediate family member of any Person specified in clause (a) or any trust solely for the benefit of any such Person or the spouse or any immediate family member of such Person.

         "JZAI" means Jordan/Zalaznick Advisers, Inc., a Delaware corporation.

         "JZCC" means Jordan/Zalaznick Capital Company, a New York partnership.

         "Lease" means the several leases,

                  (a)  dated on or prior to the Restatement Effective
         Date, between

                           (i) NRE, AmeriKing Colorado, AmeriKing Tennessee, AmeriKing Cincinnati or AmeriKing Virginia, as the case may be, and BKC,

                           (ii) NRE, and the current landlords of the Jaro Restaurants and Osborn Restaurants,

                           (iii) NRE, and the current landlords of the BNB
                  Restaurants if such real property is not owned by BNB,

                           (iv) NRE, and BNB as to BNB restaurants for which
                  BNB and/or an affiliate of BNB is the owner of the real property, or such successor in interest to BNB,

                           (v) AmeriKing Colorado and the current landlords of the Colorado Restaurants,

                           (vi) AmeriKing Tennessee and the current landlords of the Tennessee Restaurants,

                           (vii) AmeriKing Cincinnati and the current
                  landlords of the Cincinnati Restaurants,

                           (viii) AmeriKing Virginia and the current landlords
                  of the Virginia Restaurants, and

                           (ix) AmeriKing Virginia and AmeriKing Tennessee and FFCA;

                  (b) dated after the Restatement Effective Date, between NRE and owner of the real property which is the subject of such lease, so long as the terms and conditions of such leases are in form and substance substantially similar to those leases entered into by NRE on or prior to the Restatement Effective Date;

                  (c) dated after the Restatement Effective Date, between any Restricted Subsidiary and the owner of the real property which is the subject of such lease, so long as the terms and conditions of such leases are in form and substance substantially similar to those leases entered into by any other Restricted Subsidiary on or prior to the Restatement Effective Date; and

                  (d) dated after the Restatement Effective Date, between any Unrestricted Subsidiary and the owner of the real property which is the subject of such lease, so long as the terms and conditions of such leases are in form and substance substantially similar to those leases entered into by any other Unrestricted Subsidiary on or prior to the Restatement Effective Date.

         "Lien" means

                  (a) any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security agreement, whether or not filed, recorded or otherwise perfected under applicable law;

                  (b) any financing statement filed under the Uniform Commercial Code (or comparable law of any jurisdiction); and

                  (c) any option or other agreement to sell or to provide any instrument or financing statement of the nature referred to in clause
         (a) or (b).

         "Management Consulting Agreement" is defined in clause (b) of
Section 3.8.

         "Management Investor" means each Jaro Investor, Osborn Investor and each other Person named under the caption "Management et al." in Item 3.3 ("Investors") of the Disclosure Schedule.

         "Management Note" means each promissory note issued pursuant to the Management Subscription Agreement as a three-year junior note in the form attached as Exhibit 2 to the Management Subscription Agreement.

         "Management Option" means options issued on the Original Closing Date by the Company to Don Stahurski and Scott Vasatka for the number of Class D Common Shares set forth opposite their respective names in Item 3.3 ("Investors") of the Disclosure Schedule.

         "Management Subscription Agreement" means the subscription agreement, dated the Original Closing Date, between the Company and the Management Investors.

         "Materially Adverse Effect" means, relative to any Person, an effect, resulting from any occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), materially adverse to the consolidated properties, business prospects, operations, earnings, assets, liabilities, or condition (financial or otherwise) of such Person and its Subsidiaries.

         "Mezzanine Pledge Agreement" is defined in Section 3.4.

         "Modification No. 1" is defined in the third recital.

         "Modification No. 1 Effective Date" is defined in the third recital.

         "Modification No. 2" is defined in the sixth recital.

         "1995 Financial Statement" is defined in Section 5.4.

         "1995/1996 Acquisition" means each of the Colorado
Acquisition, Tennessee Acquisition, Cincinnati Acquisition and
Virginia Acquisition.

         "Non-Management Investor" means each Person named under the caption "Others" in Item 3.3 ("Investors") of the Disclosure Schedule.

         "Note" is defined in Section 2.1. At any time after the Restatement Effective Date, "Note" also means each promissory note of the Company in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time) and all other promissory notes accepted from time to time in substitution, replacement or renewal therefor, including pursuant to Section 4.7 or 4.8.

         "Noteholder" means at any time each Person (including the Existing Pool Nominee) then registered in accordance with Section 4.6 as the owner of a Note.

         "NRE" is defined in the second recital.

         "NRE Certificate of Incorporation" means the amended and restated certificate of incorporation of NRE in the form furnished to the Purchaser on the Original Closing Date.

         "NRE Exempt Shares" means the 50 shares of Class A voting stock authorized by the NRE Certificate of Incorporation.

         "NRE Pledged Shares" means the 950 shares of Class B non-voting shares of common stock authorized by the NRE Certificate of Incorporation.

         "Obligation" means all obligations of the Company with respect to the repayment or performance of all obligations (monetary or otherwise) of the Company arising under or in connection with the Notes or under this Agreement or any other Purchase Document in respect of the Notes, the Indebtedness evidenced thereby or to any Person as the holder of a Note.

         "Obligor" means each of the Company, NRE and each AmeriKing
Guarantor.

         "or" is not exclusive.

         "Organic Document" means, relative to any Obligor, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of Capital Stock.

         "Original Closing Date" is defined in the first recital.

         "Original Common Certificate" is defined in clause (c) of the first recital.

         "Original Note" is defined in clause (a) of the first recital.

         "Original Seller Note" means each of the promissory notes, dated the Original Closing Date, issued by the Company to the Jaro Investors and Osborn Investors in the aggregate original principal amounts of $3,355,000 and $1,045,000, respectively.

         "Osborn" is defined in clause (c) of the second recital.

         "Osborn Acquisition" means the acquisition by NRE of the three Osborn Restaurants pursuant to the Osborn Acquisition Agreement.

         "Osborn Acquisition Agreement" means collectively the three purchase and sale agreements, dated the Original Closing Date, each between the Company and an Osborn Predecessor Company.

         "Osborn Investor" means Osborn and each of his co-investors in each Osborn Predecessor Company pursuant to which NRE acquired the Osborn Restaurants for an aggregate consideration of approximately $1,725,000 consisting of cash, Seller Notes, Class 4-2 Preferred Shares, Class D Common Shares plus the assumption of certain obligations.

         "Osborn Predecessor Company" means each of Castleking, Inc., a Colorado corporation; Osburger, Inc, a Colorado corporation; and White-Osborn Restaurants, Inc., a Colorado corporation.

         "Osborn Restaurant" is defined in clause (c) of the second recital.

         "outstanding" means, at any time relative to the Notes, any Notes theretofore issued pursuant to Section 2.1, 4.7 or 4.8 and not surrendered pursuant to Section 4.7 or 4.8 but excluding, however, all Notes which are owned by the Company or any Subsidiary.

         "Permitted Junior Payment Date" means, relative to the payment in cash of any amount which is expressly conditioned by Section 6.2.5 or 6.2.15 as being permitted only then to be made, any date when, after giving effect to the payment in full in cash of such amount, in the good faith determination of the Board of Directors of the Company evidenced by a duly adopted resolution of such Board,

                  (a) the funds then available to the Company are sufficient (and are reasonably expected to continue to be sufficient) to make the next scheduled payment of interest to become due, and all other payments due and to become due in the next 190 days, on the Notes; and

                  (b) no Default shall have occurred and be continuing (or be reasonably expected to occur within the next 190 days).

         "Person" means any natural person, corporation, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

         "Plan" means

                  (a) a "pension plan," as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Company or any corporation, trade or business that is, along with the Company, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA; or

                  (b)  a "welfare plan," as such term is defined in
         section 3(1) of ERISA.

         "PMI" is defined in the twelfth recital.

         "PMI Agreement" is defined in clause (a) of Section 3.11. At any time after the Restatement Effective Date, "PMI Agreement" also means the PMI Agreement originally executed and delivered, together with

                  (a) each successor Instrument pursuant to which NRE obtains from other financial institutions loans to refinance indebtedness outstanding under the PMI Agreement in effect on the date of such refinancing; provided, however, that such successor Instrument shall contain no limitations of the nature referred to in Section 6.2.14 which are collectively more restrictive in any material respect than the comparable limitations contained in the PMI Agreement in effect on the date of such refinancing; and

                  (b) all amendments, supplements, modifications, extensions and renewals made thereto or to any such successor Instrument from time to time after the Restatement Effective Date that are not in violation of Section 6.2.9.

         "PMI Document" means any Transaction Document as defined (on the Restatement Effective Date) in the PMI Purchase Agreement.

         "PMI Liability" means all Indebtedness of NRE evidenced by the PMI Notes and otherwise arising under the PMI Documents.

         "PMI Note" is defined in clause (c) of Section 3.11. At any time after the Restatement Date, "PMI Note" also means the PMI Notes as they may be amended or modified from time to time, and all other promissory notes accepted from time to time in substitution, replacement or renewal thereof, all in accordance with Section 6.2.9.

         "PMI Warrant" is defined in clause (b) of Section 3.11.

         "Preemption Letter" is defined in Section 3.17.

         "Preferred Share" means a share of Preferred Stock, $0.01 par value per share, of the Company.

         "Pro Forma Balance Sheet" is defined in clause (a) of
Section 5.4.

         "Pro Forma Transaction" means each of

                  (a) the incurrence by NRE of all of the Indebtedness to be incurred on the Restatement Effective Date under the Senior Credit Agreement, the PMI Agreement, the FFCA Sale/Leaseback Agreement and FCA Note; and

                  (b)  the consummation of all of the 1995/1996
         Acquisitions.

         "Projections" is defined in clause (b) of Section 5.4.

         "Purchase Document" means this Agreement, the Notes, the Deferred Limited Interest Guaranty, the Mezzanine Pledge Agreement and each other Instrument executed and delivered from time to time by the Company or any Subsidiary to the Purchaser or any other Noteholder pursuant hereto, whether or not mentioned herein.

         "Purchaser" is defined in the preamble.

         "Quinn" means Thomas H. Quinn, who, on the Original Closing Date, was intended to be elected a Director, and Chairman of the Board of Directors, of the Company.

         "Required Noteholders" means, at any time, Noteholders owning 51% or more of the then outstanding principal amount of the Notes. Any Note which from time to time is held by any Affiliate of the Company shall be deemed to be not outstanding for all purposes of Sections 7.3 and 9.1 and of any other determination to be made by, or action to be taken by or at the direction of, the Required Noteholders.

         "Restatement Effective Date" is defined in the paragraph immediately following the thirteenth recital.

         "Restaurant" means any Chicago Restaurant, any Jaro Restaurant, any Osborn Restaurant, any BNB Restaurant, any Colorado Restaurant, any Tennessee Restaurant, any Cincinnati Restaurant or any Virginia Restaurant and any other BKC franchised restaurant the assets and business of which are acquired or developed by NRE or any of its Subsidiaries from time to time after the Restatement Effective Date in accordance with Section 6.1.3.

         "Restaurant Cash Flow" means, relative to any Restaurant, the EBITDA of such Restaurant for the period of the immediately preceding 12 months plus, to the extent deducted in calculating EBITDA, for such Restaurant, the aggregate amount of allocated general and administrative expenses not directly associated with such Restaurant during such period which expenses are approved in by the Senior Agent.

         "Restricted Subsidiary" means any Subsidiary of NRE which is not an Unrestricted Subsidiary.

         "SEC" means the Securities Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Seller Note" is defined in clause (a)(ii) of Section 3.7.

         "Senior Agent" is defined in clause (a) of Section 3.10 and also refers to any replacement or successor agent under a successor Senior Credit Agreement as provided in clause (a) of the definition of such term.

         "Senior Credit Agreement" is defined in clause (a) of Section 3.10. At any time after the Restatement Effective Date, "Senior Credit Agreement" also means the Senior Credit Agreement as originally executed and delivered, together with

                  (a) each successor Instrument pursuant to which NRE obtains from other financial institutions loans to refinance indebtedness outstanding under the Senior Credit Agreement in effect on the date of such refinancing; provided, however, that such successor Instrument shall contain no limitations of the nature referred to in
         Section 6.2.14 which are collectively more restrictive in any material respect than the comparable limitations contained in the Senior Credit Agreement in effect on the date of such refinancing; and

                  (b) all amendments, supplements, modifications, extensions and renewals made thereto or to any such successor Instrument from time to time after the Restatement Effective Date in accordance with
         Section 6.2.8.

         "Senior Lender" is defined in clause (a) of Section 3.10 and also refers to any replacement or successor senior lenders under a successor Senior Credit Agreement as provided in clause (a) of the definition of such term.

         "Senior Liability" means all Obligations under (and as defined on the Restatement Effective Date in) the Senior Credit Agreement.

         "Senior Loan" means a loan outstanding from time to time under the Senior Credit Agreement.

         "Senior Loan Document" means any Loan Document as defined in the Senior Credit Agreement.

         "Senior Pledge Agreement" is defined in clause (b) of
Section 3.10.

         "Senior Recovery Amount" means, for purposes of determining the occurrence and extent of recourse under the Senior Recovery Guaranty, an amount equal to the sum at any time of:

                  (a) the amount of the proceeds received by the Company from the sale or other disposition of all NRE Exempt Shares,

plus

                  (b) any payments, distributions or other sums (the "Payments") received by the Company from NRE in violation of Section
         10.4 of the Senior Credit Agreement (as in effect on the Closing
         Date) so long as

                           (i) such Payments were received by the Company not
                  more than ninety (90) days prior to the earlier of the date
                  (x) on which the Senior Agent or Senior Lenders declare all amounts owing with respect to the Senior Loan Documents immediately due and payable or (y) the date on which all such amounts shall otherwise become due and payable in accordance with the terms of the Senior Loan Documents, and

                           (ii) such Payments were in an aggregate amount in excess of $500,000,

plus

                  (c) interest on such Payments from the date referred to in clause (b)(i) until the date on which payment is made pursuant to the Senior Recovery Guaranty,

plus

                  (d) all costs and expenses (including court costs and legal expenses) incurred or expended by the Senior Agent in connection with the Senior Recovery Guaranty and the enforcement thereof.

         "Senior Recovery Debt" means all indebtedness, obligations and liabilities of the Company to the Senior Lenders, whether now existing or hereafter created, arising out of or under the Senior Recovery Guaranty, including all principal, interest (including interest accruing after the commencement of bankruptcy, insolvency or similar proceedings with respect to the Company, whether or not the claim therefor shall be enforceable) and other amounts payable under any letter of credit reimbursement agreement, bankers acceptance, note or instrument issued under the Senior Credit Agreement; provided, however, that the aggregate principal amount of Senior Recovery Debt under or in respect of the Senior Recovery Guaranty shall not at any time exceed the lesser of:

                  (a)      the then Senior Recovery Amount; and

                  (b) the aggregate principal amount of Indebtedness then permitted by clause (c) of Section 6.2.2 to be outstanding, plus interest, costs, fees and expenses as provided in the Senior Credit Agreement.

         "Senior Recovery Guaranty" is defined in clause (c) of
Section 3.10.

         "Senior Security Amendment No. 1" means the first amendment to security documents, dated the Modification No. 1 Effective
Date, among the Company, NRE and the Senior Agent.

         "Senior Security Amendment No. 2" means the second amendment to security documents, dated the Restatement Effective Date, among the Company, NRE and the Senior Agent.

         "Stockholder" means each of the Persons identified in Item 3.3 ("Stockholders") of the Disclosure Schedule.

         "Stockholders Agreement" means the stockholders agreement, dated the Original Closing Date and amended by Consent and Amendment No. 1, dated the Modification No. 1 Effective Date, and
Consent and Amendment No. 2, dated the Restatement Effective Date, among the Company, NRE and all Stockholders.

         "Subject Security" is defined in Section 2.2.

         "Subscription Agreement" means the Investor Subscription
Agreement, the Management Subscription Agreement or the Executive and Advisors Subscription Agreement.

         "Subsidiary" of any Person means

                  (a) any corporation, association or other business entity more than 50.0% of the outstanding shares of Voting Stock of which is owned directly or indirectly by such Person; and

                  (b) any partnership in which such Person is a general partner.

Except as otherwise indicated herein, references to a Subsidiary refer to a Subsidiary of the Company.

         "Tax Sharing Agreement" is defined in clause (a) of
Section 3.8.

         "Taxes" is defined in Section 4.9.

         "Tennessee Acquisition" means the acquisition by AmeriKing Tennessee from the Tennessee Sellers of the outstanding capital stock of QSC, Inc. and Ro-Lank, Inc., whose collective assets consist of, among other things, 11 BKC franchised restaurants located in the Chattanooga, Tennessee area, pursuant to the Tennessee Stock Purchase Agreement, together will all related transactions contemplated thereby to occur among the Company, NRE, AmeriKing Tennessee, the Tennessee Sellers and BKC.

         "Tennessee Stock Purchase Agreement" means collectively the BKC/QSC Stock Purchase Agreement dated November 21, 1995 and the BKC/Ro-Lank Stock Purchase Agreement dated November 21, 1995.

         "Tennessee Restaurant" means each of the 11 restaurants identified in Schedule A to the Tennessee Stock Purchase Agreement.

         "Tennessee Seller" means each of Ronny D. Lankford; Robert W. Lankford; Michael A. Reed; Ro-Lank, Inc.; and QSC, Inc.

         "TJC" means The Jordan Company, a New York general partnership.

         "TJC Management" is defined in clause (b) of Section 3.8.

         "Unrestricted Subsidiary" means

                  (a)  AmeriKing Colorado;

                  (b)  AmeriKing Tennessee; and

                  (c)  each other Subsidiary of NRE as to which

                           (i) the Board of Directors of NRE has designated
                  such Subsidiary as an Unrestricted Subsidiary at or prior to the time such Subsidiary is formed or acquired by NRE, as the case may be, and NRE has provided written notice to the Senior Agent in reasonable detail of such designation pursuant to the Senior Credit Agreement;

                           (ii) NRE owns not less than eighty percent (80%) of
                  the capital stock of such Subsidiary and eighty percent (80%) of the Voting Stock of such Subsidiary;

                           (iii) such Subsidiary has become a party to the Tax Sharing Agreement;

                           (iv) all of such Subsidiary's liabilities (other
                  than liabilities owing to BKC) are non-recourse as to the Company, NRE or any Restricted Subsidiary; and

                           (v) no Jordan Principal owns any Capital Stock of
                  such Subsidiary (except indirectly through the Company).

         "Virginia Acquisition" means the acquisition by AmeriKing Virginia from the Virginia Sellers of the assets and businesses of 24 BKC franchised restaurants located in the Richmond, Virginia area pursuant to the Virginia Acquisition Agreement, together will all related transactions contemplated thereby to occur among the Company, NRE, AmeriKing Virginia, the Virginia Sellers and BKC.

         "Virginia Acquisition Agreement" means the asset purchase agreement between AmeriKing Virginia and the Virginia Sellers, a fully executed copy of a counterpart of which shall have been delivered in accordance with Section 3.9, in substantially the form furnished to the Purchaser prior to its execution and delivery of this Agreement.

         "Virginia Restaurant" means each of the 24 restaurants identified in Schedule A to the Virginia Acquisition Agreement.

         "Virginia Seller" means C&N Dining, Inc. and its Affiliates.

         "Voting Stock" means, relative to any Person, stock or similar equity interests of such Person, pursuant to which the holders thereof have, at the time of determination, the general voting power under ordinary circumstances to vote for the election of directors (or Persons performing similar functions), managers, trustees or general partners of such Person (irrespective of whether or not at the time any other class or classes will have or might have voting power by reason of the happening of any contingency).

         "Warrant Amendment" is defined in clause (c) of Section 3.7.

         SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule, each Note and any other Purchase Document or any notice or other communication delivered from time to time in connection with any Purchase Document. A reference to any Person includes its permitted successors and permitted assigns.

         SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Purchase Document to any Article or Section are references to such Article or Section of this Agreement or such other Purchase Document, as the case may be, and unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Section, Article or definition.

         SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Purchase Document shall be interpreted, all accounting determinations and computations hereunder or thereunder for periods after the Restatement Effective Date shall be made and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with generally accepted accounting principles (subject, in the case of the 1995 Financial Statements and other financial information for any period other than a Fiscal Year, to the absence of footnotes and year-end adjustments) as in effect on the Restatement Effective Date and applied consistently with the financial statements as at and for such date ("GAAP").


                                  ARTICLE II

                         THE SUBJECT SECURITIES, ETC.

         SECTION 2.1. The Note. The Purchaser hereby agrees, subject to the terms and conditions of this Agreement (including Article III), to accept on the Restatement Effective Date from the Company, in substitution for (but not in payment of) the Existing Note and in continuation under this Agreement of the Indebtedness outstanding under this Agreement as Previously in Effect and evidenced by the Existing Note, a promissory note, dated October 30, 1995 (the "Note"), in the original principal amount of $11,000,000 and otherwise in the form of Exhibit A hereto.

         SECTION 2.2. Preferred and Common Shares. The Purchaser will continue on and after the Restatement Effective Date to own and hold through the Existing Pool Nominee the following securities (collectively with the Notes, the "Subject Securities"):

                  (a) the 3,000 Class A-1 Preferred Shares represented by the Class A-1 Preferred Certificate for which the Purchaser paid $1,000 per share on the Original Closing Date;

                  (b) the 500 Class B Preferred Shares represented by the Class B Certificate for which the Purchaser paid $1,000 per share on the Original Closing Date; and

                  (c) the 285.31 Class A Common Shares represented by the Existing Common Certificate which was issued upon the conversion of the Original Common Certificate for which the Purchaser paid $100 per share on the Original Closing Date.

         SECTION 2.3. Issue Price. The Company and the Purchaser agree that, for purposes of section 1271 et seq. of the Code, the issue price of each Note was 100% of the original principal amount of each Original Note, and the issue price of each Class A-1 Preferred Share, Class B Preferred Share and Common Share is the price set forth respectively for such Subject Security in Section 2.2, and that this agreement is intended to constitute an agreement as to the issue price of each Subject Security for all Federal and other income tax purposes.


                                  ARTICLE III

                   CONDITIONS TO RESTATEMENT EFFECTIVE DATE

         The Purchaser's obligations to accept the Note in exchange for the Existing Note and to amend and restate the Existing Agreement in the form of this Agreement are subject to the prior or concurrent fulfillment, to the Purchaser's satisfaction, of all of the following conditions, evidence of which fulfillment shall be made available at a closing (the "Closing") at the offices of Mayer, Brown & Platt, 1675 Broadway, New York, New York at 10:00 a.m., local time, on February 7, 1996 or such other Business Day on or prior to February 9, 1996 as may be agreed upon by the Company and the Purchaser:

         SECTION 3.1. Certificate of Incorporation. Each of the following shall have occurred (and the Purchaser shall have received from each of the Company and NRE a certificate, dated the Restatement Effective Date, of its Secretary or Assistant Secretary in the form of Exhibit B-1 or B-2, respectively, hereto confirming inter alia that):

                  (a) the Company shall have adopted and duly filed with the Secretary of State of the State of Delaware an amended and restated certificate of incorporation in the form furnished to the Purchaser prior to the execution and delivery of this Agreement (the "Company Certificate of Incorporation"), and no further amendments or modifications thereto shall have been adopted or filed; and

                  (b) NRE shall not since the Original Closing Date have adopted or filed any amendment or modification to the NRE Certificate of Incorporation, and the authorized capital stock of NRE shall continue to consist exclusively of the NRE Exempt Shares and NRE Pledged Shares.

         SECTION 3.2. Resolutions, etc. The Purchaser shall have received:

                  (a) from each Obligor, a certificate, dated the Restatement Effective Date, in the form of Exhibit C hereto as to

                           (i) resolutions of its Board of Directors then in
                  full force and effect authorizing (x) in the case of the Company, the issuance of the Notes and the execution, delivery and performance of this Agreement, the Notes, each other Purchase Document to be executed by it and the Stockholders Agreement and (y) in the case of NRE and each AmeriKing Guarantor, the execution, delivery and performance of the Deferred Limited Interest Guaranty, and

                           (ii) the incumbency and signatures of those of its
                  officers authorized to act with respect to this Agreement, each other Purchase Document executed by it and the Stockholders Agreement; and

                  (b) such other documents (certified if requested) as the Purchaser may reasonably request with respect to any Organic Document, Contractual Obligation or Approval.

         SECTION 3.3. Stockholders Agreement. The stockholders agreement, dated the Original Closing Date and amended on the Modification No. 1 Effective Date, shall have been amended by a Consent and Amendment No. 2 in substantially the form furnished to the Purchaser prior to its execution and delivery of this Agreement, and the Purchaser shall have received from the Company a certificate, dated the Restatement Effective Date, in the form of Exhibit D hereto.

         SECTION 3.4.  Mezzanine Pledge Agreement.  The pledge
agreement, dated the Original Closing Date (the "Mezzanine Pledge

Agreement"), between the Company and the Purchaser in the form of Exhibit E hereto shall continue in full force and effect.

         SECTION 3.5. FNBB Intercreditor Letter. The letter agreement, dated the Original Closing Date and amended as of the Modification No. 1 Effective Date (the "FNBB Intercreditor Letter"), in the form of Attachment 1 to Exhibit F hereto shall continue in full force and effect, without further amendment or modification, and the Purchaser shall have exchanged confirmation thereof with the Senior Agent in the form of Exhibit F hereto.

         SECTION 3.6. Deferred Limited Interest Guaranty. NRE and each AmeriKing Guarantor shall have executed and delivered to the Purchaser an amended and restated deferred limited interest guaranty, dated the Restatement Effective Date (the "Deferred Limited Interest Guaranty"), in substantially the form of Exhibit G hereto.

         SECTION 3.7. Seller and BBI Junior Notes. Each of the following shall have occurred (and the Purchaser shall have received from the Company a certificate, dated the Restatement Effective Date, in the form of Exhibit H hereto confirming inter alia that):

                  (a) each Person identified in Item 3.7 ("Seller Notes") of the Disclosure Schedule

                           (i) shall have surrendered to the Company an
                  Original Seller Note payable to his order in the original principal amount shown in such item opposite his name, and

                           (ii) shall have accepted in substitution therefor
                  (but not payment thereof) a new promissory note, dated November 30, 1995 (collectively, the "Seller Notes"), in like principal amount due in a single maturity, and without required installment prepayments, on August 31, 2005 in the form furnished to the Purchaser prior to its execution and delivery of this Agreement;

                  (b) BBI shall have entered into with the Company an amendment and allonge dated the Restatement Effective Date (the "BBI Amendment"), to the BBI Existing Agreement and the BBI Existing Junior Note (as such note is modified by such amendment and allonge, the "BBI Junior Note"), pursuant to which the BBI Junior Note is amended to be payable in its entirety in a single payment, without scheduled prepayments, on August 31, 2006, and the BBI Amendment shall be in substantially the form furnished to the Purchaser prior to its execution and delivery of this Agreement; and

                  (c) BBI, as assignee of FNBB, shall have entered into with the Company an amendment dated the Restatement Effective Date (the "Warrant Amendment"), to the FNBB Warrant and the BBI Warrant, and the Warrant Amendment shall be in substantially the form furnished to the Purchaser prior to its execution and delivery of this Agreement.

         SECTION 3.8. Certain Affiliate Agreements. Each of the following shall have occurred (and the Purchaser shall have received from the Company a certificate, dated the Restatement Effective Date, in the form of Exhibit I hereto confirming inter alia that):

                  (a) the Company and NRE shall have entered into an amended and restated tax sharing agreement, dated the Restatement Effective Date, (as so originally executed and delivered, the "Tax Sharing Agreement") substantially in the form furnished to the Purchaser prior to its execution and delivery hereof,

                  (b) the Company shall have entered into with NRE and TJC Management Corporation, a Delaware corporation ("TJC Management"), an amendment, dated the Restatement Effective Date, substantially in the form furnished to the Purchaser prior to its execution and delivery of this Agreement, to that certain management consulting agreement, dated the Original Closing Date (as so amended, the "Management Consulting Agreement"), among the Company, NRE and the TJC Management, and

                  (c) the management consulting agreement, dated the Original Closing Date (the "Intercompany Consulting Agreement"), between the Company and NRE continues in full force and effect,

in each case in the form furnished to the Purchaser prior to its execution and delivery of this Agreement.

         SECTION 3.9. Completion, etc., of 1995/1996 Acquisitions. Each of the following shall have occurred (and the Purchaser shall have received from the Company a certificate, dated the Restatement Effective Date, in the form of Exhibit J hereto confirming inter alia that):

                  (a) the Cincinnati Acquisition Agreement and Virginia Acquisition Agreement shall be in full force and effect, and no term or condition thereof shall have been amended, waived or otherwise modified;

                  (b)  all conditions in the Cincinnati Acquisition
         Agreement and Virginia Acquisition Agreement to the consummation of the Cincinnati Acquisition and the Colorado Acquisition, respectively, shall have been satisfied without recourse to any provision permitting the waiver by NRE of any condition, obligation, covenant or other requirement; and

                  (c) the series of transactions comprising the closings under each of the Cincinnati Acquisition Agreement and Virginia Acquisition Agreement shall be consummated concurrently with the Closing.

         SECTION 3.10. Effectiveness, etc. of Senior Credit Agreement. Each of the following shall have occurred (and the Purchaser shall have received from the Company a certificate, dated the Restatement Effective Date, in the form of Exhibit K hereto confirming inter alia that):

                  (a) the Company, NRE and FNBB, as the successor to all of the lenders parties to the Existing Credit Agreement (FNBB and such other lenders as are or may become parties to the Senior Credit Agreement in accordance with the terms thereof, the "Senior Lenders") and FNBB, as agent for the Senior Lenders (the "Senior Agent"), shall have amended and restated the Existing Credit Agreement by executing and delivering an amended and restated revolving credit and term loan agreement, dated as of the Restatement Effective Date (the "Senior Credit Agreement"), in the form furnished to the Purchaser prior to its execution and delivery of this Agreement;

                  (b) the Company and the Senior Agent shall have entered into an amendment, dated the Restatement Effective Date, substantially in the form furnished to the Purchaser prior to its execution and delivery of this Agreement, to that certain pledge agreement, dated the Original Closing Date (as so amended and as amended by Senior Security Amendment No. 1 and Senior Security Amendment No. 2, the "Senior Pledge Agreement"), from the Company to the Senior Agent, and the Senior Agent shall continue to hold in pledge thereunder all of the issued and outstanding shares of Capital Stock of NRE other than the NRE Exempt Shares;

                  (c) the limited guaranty agreement, dated the Original Closing Date and amended by the Senior Security Amendment No. 1 and Senior Security Amendment No. 2 (the "Senior Recovery Guaranty"), executed and delivered by the Company to the Senior Agent shall continue in effect without further amendment or modification, and the recourse of the Senior Lenders and the Senior Agent thereunder against the Company shall in all respects be limited to the occurrence and extent from time to time of the Senior Recovery Amount, if any; and

                  (d) all conditions in the Senior Credit Agreement to NRE obtaining the term loans to be made thereunder on the Closing Date under (and as defined in) the Senior Credit Agreement shall have been satisfied without recourse to any provision permitting the waiver by any party thereto of any condition, obligation, covenant or other requirement, and NRE shall have procured a term loan borrowing thereunder of at least $85,000,000.

         SECTION 3.11. Effectiveness of PMI Agreement. Each of the following shall have occurred (and the Purchaser shall have received from the Company a certificate, dated the Restatement Effective Date, in the form of Exhibit L hereto confirming inter alia that):

                  (a) the Company, NRE and PMI shall have executed and delivered a note purchase agreement, dated the Restatement Effective Date (the "PMI Agreement"), in the form furnished to the Purchaser prior to its execution and delivery of this Agreement;

                  (b) PMI (or its nominee) shall have received from the Company a warrant to purchase for nominal consideration 59.14 Class C Common Shares (the "PMI Warrant") in the form furnished to the Purchaser prior to its execution and delivery of this Agreement;

                  (c) all conditions in the PMI Agreement to PMI purchasing thereunder the 12-1/2% senior subordinated notes, dated the Restatement Effective Date (the "PMI Notes"), in the aggregate original principal amount of $15,000,000 due January 31, 2005 shall have been satisfied without recourse to any provision permitting the waiver by any party thereto of any condition, obligation, covenant or other requirement, and NRE shall have received net proceeds from the sale of the PMI Notes and the PMI Warrant of at least $14,750,000.

         SECTION 3.12. Effectiveness of FFCA Arrangements. Each of the following shall have occurred (and the Purchaser shall have received from NRE a certificate, dated the Restatement Effective Date, in the form of Exhibit M hereto confirming inter alia that):

                  (a) AmeriKing Tennessee and AmeriKing Virginia shall have entered into with FFCA a sale/leaseback agreement, dated the Restatement Effective Date (the "FFCA Sale/Leaseback Agreement"), in substantially the form furnished to the Purchaser prior to its execution and delivery of this
         Agreement;

                  (b) each of AmeriKing Tennessee and AmeriKing Virginia shall have entered into with FFCA a separate lease, dated the

         Restatement Effective Date (collectively, the "FFCA Leases"), in covering the premises of the Tennessee Restaurants and Virginia Restaurants, respectively;

                  (c) the guaranties executed and delivered by NRE of the FFCA Sale/Leaseback Agreement and the FFCA Loans on the Restatement Effective Date (the "FFCA Guaranties") shall be in substantially the for furnished to the Purchaser prior to its execution and delivery of this Agreement; and

                  (d) AmeriKing Tennessee and AmeriKing Virginia shall have received net proceeds from the FFCA Sale/Leaseback of at least $821,000.

         SECTION 3.13. Performance; No Default. The representations and warranties of the Company contained in this Agreement and those made in writing by or on behalf of the Company in connection with any other Purchase Document shall be correct when made and on the Restatement Effective Date. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or on the Restatement Effective Date, and, on the Restatement Effective Date (and after giving effect to all of the Pro Forma Transactions), no Default shall have occurred and be continuing.

         SECTION 3.14.  Absence of Litigation, etc.  Except as
disclosed by the Company pursuant to Section 5.7,

                  (a) no litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Company, threatened against NRE, the Company, any Subsidiary or any Restaurant

                           (i) which affects any of their respective
                  properties, business prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) and which might, in the opinion of the Purchaser, have a Materially Adverse Effect on the Company and Subsidiaries, or

                           (ii) which relates to any Acquisition Agreement, this Agreement or the Subject Securities; and

                  (b) no development shall have occurred in any such litigation, arbitration or governmental investigation or proceeding so disclosed, which might, in the opinion of the Purchaser, have a Materially Adverse Effect on the Company and Subsidiaries.

         SECTION 3.15. Certificate as to Compliance. The Purchaser shall have received from the Company a certificate, dated the

Restatement Effective Date, of its chief executive or financial officer in the form of Exhibit N hereto as to satisfaction of the conditions set forth in Sections 3.13 and 3.14.

         SECTION 3.16. Certificate as to Solvency, etc. The Purchaser shall have received a certificate, dated the Restatement Effective Date, of the chief accounting and financial officer of the Company, in the form of Exhibit O hereto.

         SECTION 3.17. Preemption Letter. The Company shall have delivered to the Purchaser a duly executed letter, dated the Closing Date (the "Preemption Letter"), in the form of Exhibit P hereto.

         SECTION 3.18. Opinion of Counsel. The Purchaser shall have received an opinion, dated the Restatement Effective Date, from Mayer, Brown & Platt, counsel to the Company, substantially in the form of Exhibit Q hereto.

         SECTION 3.19. Legal Expenses. The Company shall have made payment in full of all fees and expenses of counsel to the Purchaser which shall have been invoiced to the Company on or prior to the Restatement Effective Date (including amounts invoiced on account).

         SECTION 3.20. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Company shall be satisfactory in form and substance to the Purchaser and its counsel; the Purchaser and its counsel shall have received all information, and such counterpart originals or such certified or other copies of such Instrument, as the Purchaser or its counsel may reasonably request; and all legal matters incident to the transactions contemplated by this Agreement shall be satisfactory to counsel to the Purchaser.


                                  ARTICLE IV

                         PAYMENTS, REGISTRATION, ETC.

         SECTION 4.1. Place of Payment. Payments of principal and interest becoming due and payable on the Notes and any dividends or other payments on or in respect of any Subject Securities shall be made at the office of Republic National Bank of New York, 452 Fifth Avenue, 26th Floor, New York, New York 10018.

         SECTION 4.2. Home Office Payment. So long as the Purchaser or its nominee (including the Existing Pool Nominee) shall be the holder of any Subject Security, and notwithstanding anything contained in Section 4.1 or in any Subject Security to the contrary, the Company will pay all sums becoming due for principal of and interest on such Note and all dividends or other payments on or in respect of any other Subject Security, not later than 12:00 o'clock noon, New York City time, on the date such payment is due, in immediately available funds,

                  (a) in accordance with the payment instructions set forth below the Purchaser's signature hereto with instructions (including, in the case of payments on any Note held by the Existing Pool Nominee, to its appropriate account so set forth) to the payee identified in such instructions to telephone advice of credit in accordance with such instructions, or

                  (b) by such other method or at such other address or bank account as the Purchaser may designate in writing,

without the presentation or surrender of such Subject Security or the making of any notation thereon, except that any Note paid or prepaid (or any other Subject Security which is redeemed in full) shall be surrendered to the Company at its principal office for cancellation. Prior to any sale or other disposition of any Note held by the Purchaser or its nominee, the Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes, as the case may be, pursuant to Section 4.7. The Company will afford the benefits of this Section to any Institutional Holder which is the direct or indirect transferee of any Subject Security purchased by the Purchaser under this Agreement and which has made the same agreement relating to such Subject Security as the Purchaser has made in this Section.

         SECTION 4.3. Optional Payments. The Company may, at its option, prepay at any time all or any part (in an integral multiple of $1,000) of the outstanding principal amount of, or of interest due or to become due on the next semi-annual payment date under, the Notes. Prepayments of principal shall be in the amount so prepaid and be accompanied by payment in full of all interest accrued on such principal amount and not yet paid. Each prepayment shall be subject to the Company having given each Noteholder written notice of such prepayment not more than 10 days and not less than five days prior to the date fixed for such prepayment, in each case specifying (x) such date, (y) the aggregate principal amount, if any, of (and the amount of unpaid interest accrued on such principal amount), or the amount of unpaid interest on, the Notes to be prepaid on such date and (z) the principal amount, if any, of (and the amount of unpaid interest accrued on such principal amount), or the amount of unpaid interest on, each Note held by such Noteholder to be prepaid on such date. Such notice shall be accompanied by an officers' certificate certifying that the conditions to such prepayment have been fulfilled and specifying the particulars of such fulfillment. Amounts specified in any such notice for voluntarily prepayment in accordance with this Section on any date shall be due and payable on such date and in the amount so specified.

         SECTION 4.4. Allocation. Each partial prepayment paid or to be prepaid of principal of the Notes and each prepayment of interest paid or to be prepaid shall be allocated (in integral multiples of $1,000) among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof, with adjustments, to the extent practicable, to compensate for any prior prepayments not made exactly in such proportion. In the case of each prepayment of principal of the Notes, the principal amount to be prepaid, together with interest on such principal amount accrued to such date, shall mature and become due and payable on the date fixed for such prepayment. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         SECTION 4.5. Mandatory Redemption of Notes. Upon the earliest to occur of

                  (a)  any Change of Control,

                  (b) the Company entering into any written or other arrangement which will give rise to a Change of Control, or

                  (c) the Company having notice that any other Person has entered into a written or other arrangement which will give rise to a Change of Control,

the Company will immediately give written notice of such transaction or event to each Noteholder, which notice shall describe such transaction or event in reasonable detail. Immediately upon (and concurrently with) the occurrence of any Change of Control, the Company will purchase from each Noteholder all of the outstanding Notes held by it at a purchase price equal to the unpaid principal amount thereof together with all unpaid interest accrued thereon to the date of such purchase in immediately available funds.

         SECTION 4.6. Registration, Transfer, etc. The Company will keep at its principal office a register in which the Company will provide for the registration of the Notes and their transfer. The
Company may treat the Person in whose name any Note is registered on such register as the owner thereof for the purpose of receiving payment of the principal of and interest on such Note and for all other purposes, whether or not such Note shall be overdue, and the Company shall not be affected by any notice to the contrary from any Person other than the applicable Noteholder. All references in this Agreement to a "holder" of any Note shall mean the Person in whose name such Note is at the time registered on such register.

         SECTION 4.7. Transfer and Exchange. Upon surrender of any Note for registration of transfer or for exchange to the Company at its principal office, the Company at its expense will execute and deliver in exchange therefor a new Note or Notes, as the case may be, of the same class in denominations of at least $100,000 (except a Note may be issued in a lesser principal amount if the unpaid principal amount of the surrendered Note is not evenly divisible by, or is less than, $100,000), as requested by the holder or transferee, which aggregate the unpaid principal amount of such Note, registered as such holder or transferee may request, dated so that there will be no loss of interest on such surrendered Note and otherwise of like tenor.

         SECTION 4.8. Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction of any Note, upon delivery of an indemnity bond in such reasonable amount as the Company may determine (or, in the case of any Note or Notes held by the Purchaser or another Institutional Holder or the Purchaser's or its nominee, of an unsecured indemnity agreement from the Purchaser or such other holder reasonably satisfactory to the Company), or, in the case of any such mutilation, upon the surrender of such Note for cancellation to the Company at its principal office, the Company at its expense will execute and deliver, in lieu thereof, a new Note of the same class and of like tenor, dated so that there will be no loss of interest on such lost, stolen, destroyed or mutilated Note. Any Note in lieu of which any such new Note has been so executed and delivered by the Company shall not be deemed to be an outstanding Note for any purpose of this Agreement.

         SECTION 4.9. Taxes. Except as otherwise provided in this Section, all payments by the Company of principal of, and interest on, the Notes and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by the Purchaser's or any other Noteholder's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Company hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Company will

                  (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                  (b) promptly forward to the Purchaser and each other Noteholder an official receipt or other documentation satisfactory to the Purchaser and each other Noteholder evidencing such payment to such authority; and

                  (c) except as otherwise provided in this Section, pay to the Purchaser and each other Noteholder such additional amount or amounts as is necessary to ensure that the net amount actually received by each Noteholder will equal the full amount such Noteholder would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Purchaser or any Noteholder with respect to any payment received by the Purchaser or such Noteholder hereunder, the Purchaser or such Noteholder may pay such Taxes and except as otherwise provided in this Section, the Company will promptly pay such additional amount (including any penalties, interest or expenses) as is necessary in order that the net amount received by the Purchaser or such Noteholder after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount the Purchaser or such Noteholder would have received had not such Taxes been asserted.

         If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Purchaser and the other Noteholders the required receipts or other required documentary evidence, the Company shall indemnify the Purchaser and the other Noteholders for any incremental Taxes, interest or penalties that may become payable by the Purchaser or any other Noteholder as a result of any such failure. For purposes of this Section, a distribution hereunder by the Purchase or any other Noteholder to of for the account of any Noteholder shall be deemed a payment by the Company.

         The Purchaser shall provide to the Company on or prior to the due date of the first payment under the Notes, two original signed copies of Internal Revenue Service Form 4224 or Form 1001 certifying to the Purchaser's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. Any Noteholder which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes (a "Non-U.S. Noteholder") that becomes a

Noteholder under this Agreement after the Closing shall, upon the date of such Noteholder becoming a Noteholder hereunder, provide to the Company two original signed copies of Internal Revenue Service Form 4224 or Form 1001 certifying as to such Noteholder's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note; provided, however, that if such Non-U.S. Noteholder is an Affiliate of the Purchaser and is organized under the laws of the same jurisdiction as Purchaser, such Noteholder will only be required to deliver such forms certifying as to such Noteholder's entitlement to the same exemption from or reduction in such withholding tax to which the Purchaser would be entitled with respect to such payments as of such date. To the extent legally entitled to do so, on or before the date any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company, and otherwise from time to time upon the reasonable written request of the Company after the Closing, each Noteholder (including the Purchaser) that is a Non-U.S. Noteholder will provide to the Company two original signed copies of Internal Revenue Service Form 4224 or Form 1001 (or any successor forms) certifying to such Noteholder's entitlement to an exemption from, or reduction in, United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. Notwithstanding anything to the contrary contained in this Section, the Company shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Noteholder that is a non-U.S. Noteholder and that has not provided to the Company the forms required to be provided to the Company pursuant to the preceding paragraph, and the Company shall have no obligation to pay any additional amount to a Non-U.S. Noteholder with respect to such withheld amounts or with respect to Taxes incurred by such Non-U.S. Noteholder to the extent such withholding would not have been required or such Taxes would not have been incurred if such Non-U.S. Noteholder would have provided such forms to the Company in the manner required by the preceding paragraph.


                                   ARTICLE V

                               WARRANTIES, ETC.

         To induce the Purchaser to enter into this Agreement and to exchange the Existing Note for the Note, the Company represents and warrants unto the Purchaser as follows:

         SECTION 5.1. Organization, Power, Authority, etc. Each Obligor is a corporation validly organized and existing and in good standing under the jurisdiction of its incorporation and has full power and authority and holds all requisite governmental licenses, permits and other approvals to own and hold its property and to conduct its business substantially as currently conducted by it. The Company has full power and authority to enter into and perform its obligations under this Agreement, the Notes, the other Subject Securities, the Mezzanine Pledge Agreement, each other Purchase Document executed by it and the Stockholders Agreement and to issue the Subject Securities, and each of NRE and each AmeriKing Guarantor has full power and authority to enter into and perform its obligations under the Deferred Limited Interest Guaranty and each other Purchase Document executed by it.

         SECTION 5.2. Due Authorization. The execution and delivery by the Company of this Agreement, the Notes and other Subject Securities, the Mezzanine Pledge Agreement, each other Purchase Document executed by it and the Stockholders Agreement, the performance by the Company of its obligations hereunder and thereunder, and the issuance of the Subject Securities by the Company, and the execution and delivery by NRE and each AmeriKing Guarantor of the Deferred Limited Interest Guaranty and each other Purchase Document executed by it and the performance by NRE and each AmeriKing Guarantor of its obligations thereunder, have been duly authorized by all necessary corporate action, do not require any Approval, do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any Organic Document or material Contractual Obligation or any law or governmental regulation or court decree or order and will not result in or require the creation or imposition of any Lien on any of its properties pursuant to the provisions of any material Contractual Obligation.

         SECTION 5.3. Validity, etc. This Agreement constitutes, and the Notes and other Subject Securities, each other Purchase Document executed by the Company and the Stockholders Agreement will on the due execution and delivery thereof constitute, the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject, as to enforcement only, to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability of the rights of creditors generally. The Deferred Limited Interest Guaranty constitutes, and each other Purchase Document executed by NRE and each AmeriKing Guarantor will on the due execution and delivery thereof constitute, the legal, valid and binding obligations of NRE and such AmeriKing Guarantor enforceable in accordance with their respective terms, subject, as to enforcement only, as aforesaid.

         SECTION 5.4. Financial Information. The financial forecasts provided to the Purchaser in connection with the Restatement
Effective Date, including

                  (a) the pro forma consolidated balance sheet of the Company and Subsidiaries dated as of the Restatement Effective Date and based upon the Company's unaudited financial statement for the Fiscal Year ended January 1, 1996 (the "Pro Forma Balance Sheet") and assuming that all of the Pro Forma Transactions were completed on such date, and

                  (b) the projections as to the financial performance of the Company and Subsidiaries (the "Projections") from November 30, 1995 (after giving effect to the assumed occurrence on such date of all of the Pro Forma Transactions) for Fiscal Year 1996 through Fiscal Year 2000 on an annual basis and for Fiscal Year 1996 and Fiscal Year 1997 on a quarterly basis were prepared in good faith by the Company based upon reasonable assumptions and upon the financial information of the Company and Subsidiaries since the Original Closing Date and, with respect to the Restaurants acquired in the 1995/1996 Acquisitions, the financial information provided by the Colorado Sellers, Tennessee Sellers, Cincinnati Sellers and Virginia Sellers. All balance sheets, all statements of operations, shareholders' equity and changes in financial position as to the Company and Subsidiaries which have been furnished pursuant to this Agreement as Previously in Effect (including the consolidated balance sheet at, and the consolidated statements of income and cash flow for, the Fiscal Year ending on January 1, 1996, as specified therein (the "1995 Financial Statements") of the Company and Subsidiaries) have been, and all other financial information as to the Company and Subsidiaries which shall hereafter be furnished by or on behalf of the Company to the Noteholders for the purposes of or in connection with this Agreement or any transaction contemplated hereby will be, prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as disclosed therein) and present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended. Neither the Company nor any Subsidiary has any material contingent liability or liabilities for taxes, long-term leases or unusual forward or long-term commitments or material unrealized or unanticipated losses from unfavorable commitments which are not reflected in the Pro Forma Balance Sheet or in the notes thereto or in
Item 5.4 ("Contingent Liabilities, etc.") of the Disclosure Schedule.

         SECTION 5.5. Absence of Material Adverse Change. There have been no occurrences since January 1, 1996 which, individually or in the aggregate, have had a Materially Adverse Effect on NRE and its Subsidiaries or the Company and its Subsidiaries.

         SECTION 5.6. Continuing Indebtedness. The Pro Forma Balance Sheet sets forth and identifies in reasonable detail all long-term Indebtedness of the Company and Subsidiaries (including NRE) on a consolidated basis expected to be outstanding immediately after giving effect to all Pro Forma Transactions.

         SECTION 5.7. Litigation, etc. There is no pending or, to the knowledge of the Company, threatened litigation, arbitration or governmental investigation or proceeding against either any Restaurant or the Company or any Subsidiary or to which any of the properties, assets or revenues of any thereof is subject

                  (a) which, if adversely determined, might have a Materially Adverse Effect on the Company and Subsidiaries, except as disclosed in Item 5.7 ("Litigation") of the Disclosure Schedule; or

                  (b)  which relates to any Acquisition Agreement.

         SECTION 5.8. Capitalization. On the Restatement Effective Date, the authorized Capital Stock of the Company will be 18,375 shares, consisting of 12,875 Preferred Shares and 5,500 Common Shares, of which the following shall be issued and outstanding:

                  (a)      4,425 Class A-1 Preferred Shares,

                  (b)      1,200 Class A-2 Preferred Shares,

                  (c)      1,875 Class B Preferred Shares, and

                  (d)      1,000.02 Common Shares,

all of which will be issued and outstanding in conformity with Item 3.5 of the Disclosure Schedule. Of the 5,375 authorized Preferred Shares and 4,499.98 authorized Common Shares which will be unissued on the Restatement Effective Date,

                  (e) 2,950 Class A-1 Preferred Shares will be reserved for issuance from time to time in satisfaction of pay-in-kind obligations;

                  (f) 112.36 Class A Common Shares will be reserved for issuance upon conversion of the Class B Common Shares;

                  (g) 71.72 Class A Common Shares will be reserved for issuance upon conversion of the Class C Common Shares held by PMI;

                  (h) 377.24 Class A Common Shares will be reserved for issuance upon conversion of Class D Common Shares;

                  (i) 112.36 Class B Common Shares will be reserved for issuance upon the exercise of the FNBB Warrant;

                  (j) 71.72 Class C Common Shares will be reserved for issuance upon the exercise of the PMI Warrant;

                  (k) 11.24 Class D Common Shares will be reserved for issuance upon the exercise of the Management Options; and

                  (l) all other unissued and unreserved Common Shares and Preferred Shares will be subject to the preemptive rights of Section
         5.5 of the Stockholders' Agreement.

The Common Shares and the Preferred Shares issued to the Purchaser have been duly authorized for issuance and are validly issued, fully paid and non-assessable and are free and clear of all preemptive rights and Liens and are entitled to the respective voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are set forth with respect thereto in the Company Certificate of Incorporation. The Company does not have outstanding any Capital Stock or securities convertible into or exchangeable for any shares of its Capital Stock, nor does it have outstanding any rights or options to subscribe for or to purchase any Capital Stock or securities convertible into or exchangeable for any of its shares of Capital Stock, except as described in this Section. Except as disclosed in Item 5.8 ("Repurchase, etc. Obligations") of the Disclosure Schedule, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Capital Stock. Except as set forth in the Stockholders Agreement, none of the Company or any Subsidiaries has entered into an agreement to register any of its securities under the Securities Act.

         SECTION 5.9. Regulation G. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock, and less than 25% of the assets of the Company, individually and on a consolidated basis with all Subsidiaries, consists of margin stock. None of the proceeds of any Note, PMI Note or Senior Loan will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

         SECTION 5.10. Government Regulation. Neither the Company nor any Subsidiary is (or shall upon the consummation of the transactions contemplated hereby become)

                  (a) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended; or

                  (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, the Commodity Exchange Act or any Federal or state statute or regulation limiting its ability to incur or assume Indebtedness for borrowed money.

         SECTION 5.11. Patents, Trademarks, etc. The Company, NRE, and the Restaurants own, or are licensed under, and have the rights to use, all material patents, trademarks, trade names, copyrights, technology, recipes, know-how and processes (collectively, "Intellectual Property") necessary for the conduct of their businesses as set forth in the Financing Memorandum, and the consummation of the transactions contemplated by this Agreement and the other Purchase Documents do not alter or impair any such rights. Except as disclosed in Item 5.11 ("Patents, Trademarks, etc.") of the Disclosure Schedule, there is no

                  (a) claim which has been asserted by any Person to the use of any Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement related thereto; or

                  (b) valid basis for any such claim or any claim that the use of such Intellectual Property by the Company and Subsidiaries infringes or will infringe on the rights of any Person.

         SECTION 5.12.  Environmental Matters.  Except as disclosed in
Item 5.12 ("Environmental Matters") of the Disclosure Schedule,

                  (a)  none of the Company, NRE, and the Restaurants

                           (i) has pending or asserted against it or any real
                  property currently or formerly owned, leased or operated by it any claims, liabilities, investigations, litigation, administrative proceedings, whether pending or threatened, or judgments or orders relating to any Hazardous Materials (collectively, "Environmental Claims"),

                           (ii) has caused or permitted any Hazardous Material
                  to be used, generated, reclaimed, transported, released, treated, stored or disposed of in a manner which could form the basis for an Environmental Claim against it, or

                           (iii) has assumed (by contract or by operation of
                  law) any liability of any Person for cleanup, remediation compliance or required capital expenditures in connection with any Environmental Claim,

                  (b) no Hazardous Materials are or were stored or otherwise located, and no underground storage tanks or surface impoundments are or were located, on real property currently or formerly owned, leased or operated by the Company, NRE or any Subsidiary or, to the Company's knowledge, on adjacent parcels of real property, and no part of such real property or, to the Company's knowledge, no part of such adjacent parcels of real property, including the groundwater located thereon, is presently contaminated by Hazardous Materials, and

                  (c) each of the Company, NRE and its Subsidiaries has been and is currently in compliance with all applicable Environmental Laws, including obtaining and maintaining in effect all permits, licenses or other authorizations required by applicable Environmental Laws, except as would not reasonably be expected, singly or in the aggregate, to have a Materially Adverse Effect on the Company and Subsidiaries.

         SECTION 5.13. Title to and Condition of Properties. Each of the Company and NRE has good and marketable title to all the real property, and valid title to all of the personal properties and other assets (tangible, intangible or mixed), which it purports to own, free and clear of all Liens, except for Liens permitted by Section 6.2.3, and enjoys peaceful and undisturbed possession under all leases to which it is a party as lessee, except for such leases that the absence of which, in the aggregate, could not have a Materially Adverse Effect on the Company and Subsidiaries. All Contractual Obligations to which the Company or NRE is a party are valid and binding and in full force and effect and no default has occurred or is continuing thereunder. No consent need be obtained from any Person (which is not required by Article III to be obtained on or prior to the Restatement Effective Date) in respect of any such Contractual Obligation in connection with the transactions contemplated by this Agreement, which could, singly or in the aggregate, have a Materially Adverse Effect on the Company and Subsidiaries.

         SECTION 5.14. Offering of Subject Securities. Neither the Company, NRE nor TJC (or any Person employed to act on behalf of any thereof in connection with the offer and sale of the Subject Securities) has directly or indirectly offered the Notes, the Common Shares, the Preferred Shares or any part thereof or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, anyone other than the Persons identified in Item 3.3 ("Stockholders") of the Disclosure Schedule. Neither the Company, TJC nor anyone acting on behalf of any of them has taken or will take any action which would subject the issuance or sale of the Notes, Common Shares or Preferred Shares to the provisions of Section 5 of the Securities Act or to the registration or qualification requirements of any securities or blue sky law of any applicable jurisdiction.

         SECTION 5.15. Special Purpose Holding Company. Except as contemplated by this Agreement and the other Purchase Documents, the Company had been created on the Original Closing Date solely for purposes of the transactions contemplated by this Agreement as Originally in Effect and did not have any significant liabilities, and on the Restatement Effective Date the Company will not have any significant liabilities (other than the Notes, the Seller Notes, the BBI Junior Note, the BKC Acquisition Documents and repurchase obligations pursuant to Section 9 of the Management Subscription Agreement), own any significant assets other than the Capital Stock of NRE or be engaged significantly in any other business.

         SECTION 5.16.  Subsidiaries.  As of the Restatement Effective
Date,

                  (a) the Company will have no Subsidiaries other than NRE and its Subsidiaries;

                  (b) NRE will have no Subsidiaries and no other Investments in any joint venture, partnership or other Person, except as disclosed in Item 5.16 ("NRE Subsidiaries, etc.") of the Disclosure Schedule; and

                  (c) the Company will be the record and beneficial owner, free of Liens (except under the Mezzanine Pledge Agreement and Senior Pledge Agreement), of 100% of the issued and outstanding Capital Stock of NRE.

         SECTION 5.17. Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Company in writing to the Purchaser for purposes of or in connection with this Agreement or any transaction contemplated hereby, including the BKC UFOC and the draft financing memorandum, dated July 6, 1994 and supplemented

August 23, 1994 and September 15, 1994 and November 14, 1996 (as so supplemented, the "Financing Memorandum"), prepared by TJC and transmitted under letters, dated July 6, 1994, August 23, 1994 November 15, 1994 and February 6, 1996, from JZAI to the Purchaser, is, and all other such factual information hereafter furnished by or on behalf of the Company to the Purchaser will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Purchaser, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading. There is no fact known to the Company or NRE that the Company or NRE has not disclosed to the Purchaser in writing that could, singly or in the aggregate, have a Materially Adverse Effect on the Company and Subsidiaries. The Projections and the Pro Forma Balance Sheet contained in the Financing Memorandum are based on good faith estimates and assumptions by the management of the Company, and are believed by the Company to be fair and reasonable in light of the historical financial performance of the Restaurants and current and reasonably foreseeable business conditions, and, to the knowledge of the Company there are no facts or circumstances presently existing which, singly or in the aggregate, would cause a material change in the Projections, it being recognized by the Purchaser, however, that projections as to future events are not to be viewed as fact and that actual results during the period or periods covered by the Projections may differ from the projected results and that the differences may be material.


                                  ARTICLE VI

                                   COVENANTS

         SECTION 6.1. Certain Affirmative Covenants. The Company agrees with

                  (a) the Purchaser and each other Noteholder that, until all Obligations with respect to the Notes have been paid and performed in full, the Company will perform all of the covenants contained in
         Section 6.1; and

                  (b) with the Purchaser and each other Institutional Holder that, until all of the other Subject Securities shall have been sold or transferred by the Purchaser and each other Institutional Holder or been purchased or redeemed by the Company, the Company will perform the covenants contained in clause (a) (i) of Section 6.1.1, clause (b) of Section 6.1.1 (insofar as it relates to consolidated financial information) and clause (a)(i) of Section 6.1.3 (insofar as it relates to Sections 9.6, 9.8 and 9.9.1 of the Senior Credit Agreement).

         SECTION 6.1.1. Financial Information, etc. The Company will furnish, or will cause to be furnished, to the Purchaser and each other Noteholder copies of the following financial statements, reports and information:

                  (a) promptly when available and in any event within 90 days after the close of each Fiscal Year

                           (i) a consolidated balance sheet as of the end of
                  such Fiscal Year, and consolidated statements of income and of cash flow for such Fiscal Year, of the Company and Subsidiaries, prepared on a comparative basis with the preceding Fiscal Year and certified without qualification by Deloitte & Touche (or other independent public accountants of recognized standing selected by the Company and consented to by the Required Noteholders),

                           (ii) a certificate of such accountants stating that
                  they have examined the provisions of this Agreement and at the date of said statement are not aware of any default in the performance by the Company of any obligation to be performed by it hereunder, except such, if any, as may be disclosed, including the nature thereof, in such statement,

                           (iii) an unaudited consolidating balance sheet as
                  of the end of such Fiscal Year, and consolidating statements of income and of cash flow for such Fiscal Year, of the Company and Subsidiaries, prepared on a comparative basis with the preceding Fiscal Year and certified by the chief accounting, executive or financial Authorized Officer of the Company, and

                           (iv) a certificate of the chief accounting,
                  executive or financial Authorized Officer of the Company stating that no Default had occurred or was continuing during the fourth quarter of such Fiscal Year (or if a Default had occurred or was continuing, a description thereof and a statement as to whether it is continuing and as to what actions are being taken to cure it);

                  (b) if, and to the extent, not separately furnished pursuant to clause (a), promptly when available and in any event within 45 days after the close of each Fiscal Quarter (and only if, and to the extent, not being furnished pursuant to clause (a)), consolidated and consolidating balance sheets at the close of such Fiscal Quarter, and consolidated and consolidating statements of income and of cash flow for such Fiscal Quarter and for the period commencing at the close of the previous Fiscal Year and ending with the close of such

         Fiscal Quarter, of the Company and Subsidiaries (with comparative information at the close of and for the corresponding Fiscal Quarter of the prior Fiscal Year and for the corresponding portion of such prior Fiscal Year), certified by the chief accounting, executive or financial Authorized Officer of the Company; and

                  (c) if, and to the extent, not separately furnished pursuant to clause (a) or (b), promptly when available and in any event when furnished pursuant to the Senior Credit Agreement or the PMI Agreement, copies of all financial statements, certificates, audit and other reports, filings, projections, management letters and other information furnished pursuant to Section 9.4 of the Senior Credit Agreement or Section 8.1 of the PMI Agreement (and the Company hereby agrees that (x) the Purchaser and each Noteholder are hereby entitled to rely on such information as if it were required to have been furnished directly pursuant to this Agreement and (y) all certifications and representations made therein shall be deemed to be made directly to the Purchaser and each Noteholder as if such information was expressly addressed to them).

         SECTION 6.1.2. Notice of Default, Litigation, etc. The Company will furnish, or will cause to be furnished, to the Purchaser and each other Noteholder prompt notice (with a description in reasonable detail) of:

                  (a)  the occurrence of any Default;

                  (b) each consent, approval, waiver, modification, notice, communication or other writing delivered, received or exchanged pursuant to Section 9.5.1, 9.5.2, 9.5.3, 9.5.4, 9.11, 10.4(d), 14.1,
         14.2, 14.3, 16.9, and 20.1 or of the Senior Credit Agreement, Section 6 of the Senior Pledge Agreement or Section 2 of the Senior Recovery Guaranty (including therewith, in each case, a copy of such consent, etc.); and

                  (c) each consent, approval, waiver, modification, notice, communication or other writing delivered, received or exchanged pursuant to Section 3.2, 3.3, 8.10, 10, 11 or 13.3 of the PMI Agreement (including therewith a copy of such consent, etc.); and

                  (d) if, and to the extent that, notice thereof is not separately furnished pursuant to clause (a), (b) or (c):

                           (i) the occurrence of any litigation, arbitration or governmental investigation, inquiry or proceeding not previously disclosed by the Company pursuant hereto

                  (including the receipt of any request for information pursuant to any Environmental Law) which has been instituted or, to the knowledge of the Company, is threatened against, the Company or any Subsidiary or to which any properties, assets or revenues of any thereof is subject which, if adversely determined, might have a Materially Adverse Effect on the Company and Subsidiaries,

                           (ii) the occurrence of any circumstance which has a reasonable likelihood of having a Materially Adverse
                  Effect on the Company and Subsidiaries,

                           (iii) any material development which shall occur in
                  any litigation, arbitration or governmental investigation or proceeding previously disclosed by the Company,

                           (iv) the occurrence of a Reportable Event (as
                  defined in the Employee Retirement Income Security Act of 1974, as amended) under, or the institution of steps by the Company or any Subsidiary to withdraw from, or the institution by the Pension Benefit Guaranty Corporation or otherwise of any steps to terminate, any employee benefit plan covered by Title IV of such Act; and

                           (v) any notice delivered by BKC to the Company and
                  PMI for purposes of the subordination agreement, dates the Restatement Effective Date (the "BKC/PMI Intercreditor Letter"), between BKC and PMI.

         SECTION 6.1.3. Perform Senior Credit Agreement. The Company will, and will cause NRE to perform, comply with and be bound by

                  (a) at all times, (and whether or not the Senior Credit Agreement shall continue to remain in effect among the parties thereto), all of its agreements, covenants and obligations

                           (i) contained in Sections 9.3, 9.9.2, and 9.10 of the Senior Credit Agreement as in effect on the Restatement Effective Date, and

                           (ii) contained in Sections 9.7, 10.7, and 10.9 of
                  the Senior Credit Agreement as in effect on the Restatement Effective Date and as such agreements, covenants and obligations may, subject to Section 6.2.8, from time to time, be waived, amended or otherwise modified by the parties thereto, and

                  (b) at all times after the Senior Credit Agreement shall cease to remain in effect among the parties thereto, all of its agreements, covenants and obligations contained in Section 10.6 of the Senior Credit Agreement as in effect immediately prior to such cessation, in each case, such Sections, and all other terms of the Senior Credit Agreement to which reference is made herein, together with all related definitions and ancillary provisions, being hereby incorporated into this Agreement by reference as though specifically set forth in this Agreement; provided, however, that:

                  (c) all references to the "Agent" and the "Banks" shall be deemed to refer to the Purchaser;

                  (d) all references to the "Borrower" shall be deemed to refer to NRE;

                  (e) all references to "Holdings" shall be deemed to refer to the Company;

                  (f) all references to "Loans" or "Commitments" shall be deemed to refer to the Notes outstanding hereunder;

                  (g) all references to "Default" and "Event of Default" shall be deemed to refer to a Default and Event of Default, respectively, under this Agreement; and

                  (h) all references to "this Credit Agreement" and "herein," "hereof" and words of similar purport shall, except where the context otherwise requires, be deemed to refer to this Agreement.

All such Sections and other terms, definitions and provisions of the Senior Credit Agreement shall, except as otherwise consented to by the Required Noteholders for purposes of this Agreement, continue in full force and effect for the benefit of all Noteholders as if they were Banks (as defined in the Senior Credit Agreement), whether or not the Notes (as so defined) remain outstanding or the Senior Credit Agreement remains in effect.

         SECTION 6.1.4. Conforming Changes. Concurrently with the execution and delivery by NRE of a successor Instrument which qualifies as the Senior Credit Agreement or PMI Agreement in accordance with the definition of such term, the Company will enter into an amendment to this Agreement clarifying or correcting, as shall be necessary or appropriate, all references herein (including in Sections 6.1.1, 6.1.2, 6.1.3 and 6.2.7) to the Senior Credit Agreement or PMI Agreement to refer to such successor Instrument and its terms and provisions.

         SECTION 6.1.5. Additional AmeriKing Guarantors. The Company will cause NRE to cause each Restricted Subsidiary which from time to time executes and delivers a counterpart of either (x) a Guarantee (as defined in the Senior Credit Agreement in clause (b) of the definition of such term) pursuant to
Section 10.5.1 of the Senior Credit Agreement or (y) a Subordinated Subsidiary Guaranty (as defined in the PMI Agreement) pursuant to Section 9.15 of the PMI Agreement, to execute and deliver to the Purchaser, concurrently therewith, a counterpart of the Deferred Limited Interest Guaranty.

         SECTION 6.1.6. Performance of Purchase Documents. The Company will perform promptly and faithfully all of its obligations under each Purchase Document.

         SECTION 6.2. Certain Negative Covenants. The Company agrees with

                  (a) the Purchaser and each other Noteholder that, until all Obligations with respect to the Notes have been paid and performed in full, the Company will perform all of the covenants contained in
         Section 6.2; and

                  (b) the Purchaser that, until all of the other Subject Securities shall have been sold or transferred by the Purchaser or been purchased or redeemed by the Company, the Company will perform the covenants contained in Section 6.2.15 and 6.2.16.

         SECTION 6.2.1. Business Activities. The Company will not engage in any business activity, except its consummation of the Acquisitions, its ownership thereafter of NRE and its performance from time to time of its obligations under this Agreement, each other Purchase Document, the Stockholders Agreement, the Acquisition Agreements, the Senior Credit Agreement, the Senior Pledge Agreement, the Senior Recovery Guaranty, the FNBB Warrant, the BBI Agreement, the BBI Junior Note, the BBI Warrant, the PMI Agreement, the PMI Warrant, the Tax Sharing Agreement, the Management Consulting Agreement, the Intercompany Consulting Agreement.

         SECTION 6.2.2.  Indebtedness.  The Company will not,
and will not permit any Subsidiary to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness other than:

                  (a)  Indebtedness in respect of the Notes and other
         Obligations;

                  (b) Indebtedness of the Company in respect of the Senior Pledge Agreement, the Senior Recovery Guaranty, the

         Seller Notes, the Management Notes, the BBI Junior Note and the Consulting Services Agreement;

                  (c) Indebtedness of NRE under the Senior Credit Agreement in an aggregate principal amount at any time outstanding not to exceed the excess of $110,000,000 over the aggregate amount of all permanent payments and prepayments of principal, and (without duplication) all permanent commitment reductions, to commitments, made from time to time thereunder (excluding, however, all such payments and prepayments made from the proceeds of any refinancing provided under a successor Senior Credit Agreement as provided in clause (a) of the definition of such term);

                  (d) Indebtedness of NRE under the PMI Agreement in an aggregate principal amount at any time outstanding not to exceed the excess of $16,500,000 over the aggregate amount of all payments, prepayments and redemptions of principal of the PMI Notes made from time to time thereunder (excluding, however, all such payments and prepayments made from the proceeds of any refinancing provided under a successor PMI Agreement as provided in clause (a) of the definition of such term);

                  (e) the FFCA Guarantee and Indebtedness of AmeriKing Colorado under the promissory note, dated November 29, 1995, to the order of FAC in the principal amount of $1,865,000;

                  (f) for so long as NRE shall have any Indebtedness outstanding (or unused commitments in effect) under the Senior Credit Agreement, such other Indebtedness of NRE and its Subsidiaries which shall then be permitted by the Senior Credit Agreement to be outstanding;

                  (g) at any time after payment in full of all Indebtedness of NRE under the Senior Credit Agreement (and the termination or expiration of all commitments thereunder),

                           (i) for so long as NRE shall have any Indebtedness
                  outstanding under the PMI Agreement, such other Indebtedness of NRE and its Subsidiaries which shall then be permitted by the PMI Agreement to be outstanding, and

                           (ii) at any time after payment in full of all
                  Indebtedness of NRE under the PMI Agreement, Indebtedness of NRE and its Subsidiaries in an aggregate principal amount not exceeding $6,000,000 at any one time outstanding;

                  (h)  Indebtedness owing among NRE and its Subsidiaries;

                  (i)  Indebtedness of Unrestricted Subsidiaries; and

                  (j) unsecured Indebtedness of the Company in an aggregate principal amount at any time not exceeding $5,000,000 which is subordinated and subject to postponement and standstill provisions, and which has terms of payment and other covenants, defaults, rights and privileges, consented to by the Required Noteholders;

provided, however, that, any of the foregoing to the contrary notwithstanding, the Company will not permit NRE or any of its Subsidiaries to incur any Indebtedness to any Affiliate of the Company which is not such a Subsidiary or to any Stockholder.

         SECTION 6.2.3. Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                  (a) Liens, including the Lien of Mezzanine Pledge Agreement, securing the Obligations;

                  (b) Liens granted by the Company pursuant to the Senior Pledge Agreement, and by NRE or any of its Subsidiaries, to secure the Senior Liabilities;

                  (c) Liens granted by NRE or any of its Subsidiaries to secure Indebtedness which is permitted from time to time to be outstanding by clause (f) or clause (g) of Section 6.2.2 which were granted at any time when NRE had any Indebtedness outstanding (or unused commitments in effect) under the Senior Credit Agreement and which were then permitted by the Senior Credit Agreement to have been granted;

                  (d) granted by NRE or any of its Subsidiaries to secure Indebtedness which is permitted from time to time to be outstanding by Clause (f) or (g) of Section 6.2.2 which were granted at any time when NRE no longer had any Indebtedness outstanding (or unused commitments in effect) under the Senior Credit Agreement and when NRE did have Indebtedness outstanding under the PMI Agreement and which were then permitted by the PMI Agreement to have been granted;

                  (e) Liens granted by any Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary;

                  (f) Liens permitted by the Senior Credit Agreement to be granted by NRE or any of its Subsidiaries to secure Indebtedness which is permitted from time to time to be outstanding by clause (f) or (g) of Section 6.2.2;

                  (g) Liens for taxes, assessments, or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (h) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

                  (i) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance, or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, other than pursuant to ERISA or Environmental Law, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds; and

                  (j) judgment liens in existence less than 15 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance or which, if against NRE or any of its Subsidiaries, are being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on its books.

         SECTION 6.2.4. Minimum EBITDA. The Company will not, as of the end of any Fiscal Quarter, permit EBITDA of NRE and its Subsidiaries for the four Fiscal Quarters then ended to be less than the amount set forth opposite the period in which such date occurs:

                              Period Ending          Minimum EBITDA
                              -------------          --------------

                  Restatement
                  Effective Date - 4/1/96              $16,436,875

                          7/1/96                       $16,256,250
                         9/30/96                       $16,364,625

                        12/30/96                       $15,898,000
                         3/31/97 - 12/29/97            $15,259,200
                         3/30/98 - 12/28/98            $15,642,125
                         3/29/99 - 12/27/99            $16,032,275
                         3/27/00 - 12/25/00            $16,433,263
                         3/26/01 - 12/24/01            $16,845,088
                         3/25/02 - 12/23/02            $17,267,750
                         3/24/03 and thereafter        $17,701,250
provided, however, that for purposes of calculating the EBITDA for Fiscal Quarters ending on or before December 30, 1996, the following adjustments shall be made:

                  (a) EBITDA for each of the Fiscal Quarters ending June 30, 1995, October 2, 1995 and January 1, 1996 shall be deemed to be $6,250,000; and

                  (b) EBITDA for the Fiscal Quarter ending April 1, 1996 shall be calculated on a Pro Forma Basis upon the assumption that the Test Period commences January 1, 1996 (for purposes of this clause (b), "Pro Forma Basis" and "Test Period" have the meanings specified in the Senior Credit Agreement).

         SECTION 6.2.5.  Restricted Payments, etc.  On or after the
Closing Date,

                  (a) the Company will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of its Capital Stock (now or hereafter outstanding) or on any warrants, options or other rights with respect to any shares of any class of its Capital Stock (now or hereafter outstanding) (other than dividends or distributions payable in its Capital Stock, or warrants to purchase its Capital Stock, or split-ups or reclassifications of its Capital Stock into additional or other shares of its Capital Stock) or apply, or permit any Subsidiary to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement or defeasance of any shares of any class of Capital Stock (now or hereafter outstanding) of the Company;

                  (b) the Company will not, and will not permit any Subsidiary to, apply any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement or defeasance of any shares of any class of Capital Stock (now or hereafter outstanding) of any Subsidiary unless such shares are owned by the Company or any wholly-owned Subsidiary;

                  (c) the Company will not, and will not permit any Subsidiary to, purchase, redeem, retire, defease or make any payment of principal of or interest on any Seller Note or the BBI Junior Note; and

                  (d) the Company will not, and will not permit any Subsidiary to, make any deposit for any of the foregoing purposes;

provided, however, that:

                  (e) subject to the subordination and postponement provisions contained in the Seller Notes, the Company may make payments of interest accrued on the Seller Notes on the dates on which such payments are scheduled to be due by the terms thereof;

                  (f) the Company may repurchase, in exchange for cash or Management Notes, Common Shares held by a Management Investor upon the occurrence of any of the events referred to in Section 9 of the Management Subscription Agreement and solely in accordance with the terms of such subparagraph and, in the case of any portion of such redemption price to be paid in cash, only on a Permitted Junior Payment Date; and

                  (g)  the Company may on any Permitted Junior Payment
         Date

                           (i) subject to the subordination and postponement provisions applicable to the Management Notes, make payments of interest accrued thereon, and

                           (ii) declare and pay dividends on the Class A
                  Preferred Shares and the Class B Preferred Shares in accordance with the Company Certificate of Incorporation and pay accrued interest on the BBI Junior Note;

provided, however, further that

                  (h) the aggregate amount of all payments made in cash from time to time pursuant to clauses (f) and (g) shall not exceed $2,000,000; and

                  (i) nothing in this Section shall be construed to restrict any payment to an Affiliate expressly permitted to be made by, or expressly excluded from the restrictions of, Section 6.2.15.

         SECTION 6.2.6. Investments. The Company will not make any Investments, except:

                  (a)  Investments in NRE

                           (i) prior to the Restatement Effective Date in the manner contemplated by the Financing Memorandum,

                           (ii) pursuant to the Senior Recovery Guaranty as in effect on the Restatement Effective Date, and

                           (iii)  from time to time pursuant to the Tax
                  Sharing Agreement as in effect on the Restatement Effective Date; and

                  (b) Cash Equivalents as defined (on the Restatement Effective Date) in the PMI Agreement.

         SECTION 6.2.7. Consolidation, Merger, etc. The Company will not consolidate with, or merge into or with, any other corporation; provided, however, that the Company may merge with and into NRE, if NRE shall assume all obligations of the Company under the Notes and other Purchase Documents pursuant to an assumption agreement, and shall have modified its capital structure, all in a manner satisfactory to the Required Noteholders.

         SECTION 6.2.8. Modification of Senior Credit Agreement. The Company will not, and will not permit NRE to, consent or agree at any time to any amendment, supplement, waiver or other modification to the Senior Credit Agreement or any other Senior Loan Document so as to:

                  (a) increase the maximum principal amount of Indebtedness permitted to be incurred pursuant to the Senior Credit Agreement above the maximum aggregate principal amount of Indebtedness then permitted to be outstanding thereunder by clause (c) of Section 6.2.2;

                  (b) amend Section 10.3 or 10.4 thereof or Section 6 of the Senior Pledge Agreement, or any other Section, provision or definition of any Senior Loan Document to which any of such Sections relate, in a manner which materially adversely affects NRE's ability to make payments to the Company;

                  (c) extend the stated maturity of the Senior Loans or the effectiveness of the Senior Credit Agreement to a date later than August 31, 2004.

         SECTION 6.2.9. Modification of PMI Agreement. The Company will not permit NRE to consent or agree at any time to any amendment, supplement, waiver or other modification to the PMI Purchase Agreement or any other PMI Document so as to:

                  (a) increase the maximum principal amount of Indebtedness permitted to be outstanding pursuant to the PMI Purchase Agreement above the maximum aggregate principal amount of Indebtedness then permitted to be outstanding thereunder by clause (d) of Section 6.2.2;

                  (b) amend Section 9.3 or 9.4 thereof, or any other Section, provision or definition of any PMI Purchase Document to which either such Section relates, in a manner which materially adversely affects NRE's ability to make payments to the Company; or

                  (c) extend the stated maturity of the PMI Notes to a date later than July 31, 2005.

         SECTION 6.2.10.  Modification of Seller Notes, etc.  The
Company will not consent or agree to any amendment, supplement or other modification to the Seller Notes so as to

                  (a) increase the frequency or amount, or shorten the maturity of, any payments of principal of or interest on the Seller Notes;

                  (b) materially increase any of the rights of the holders of the Seller Notes, or any of the obligations of the Company, under the Seller Notes; or

                  (c) modify in any respect any of the subordination provisions applicable to payments of interest on the Seller Notes.

         SECTION 6.2.11. Modification of Other NRE Instruments. The Company will not permit NRE to consent or agree to any amendment, supplement or other modification to the Tax Sharing Agreement or Intercompany Consulting Agreement which affects, in a manner adverse to the Company, the amount or timing of payments required to be made by NRE.

         SECTION 6.2.12.  Modification of Certificates of
Incorporation.  The Company will not

                  (a) take any action to amend or modify any terms of Paragraph (2) of Article Fourth of the Company Amended and Restated Certificate of Incorporation or any terms of Section 8.6(a) of the Stockholders Agreement; and

                  (b) permit NRE to take any action to amend or modify any terms of the first paragraph of Article Fourth of the NRE Certificate of Incorporation

unless such change or amendment is of an immaterial or ministerial nature that will not have any adverse effect on either the Purchaser's rights under any Purchase Document or NRE's ability to perform its obligations under the Senior Credit Agreement.

         SECTION 6.2.13.  Negative Pledges.  The Company will not
enter into any agreement prohibiting the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, except

                  (a) the Senior Credit Agreement and the Senior Pledge Agreement, in each case as in effect on the Restatement Effective Date or amended in accordance with Section 6.2.8;

                  (b) the PMI Agreement as in effect on the Restatement Date or amended in accordance with Section 6.2.9; or

                  (c)  this Agreement or the Mezzanine Pledge Agreement.

         SECTION 6.2.14. Upstream Limitations. The Company will not, and will not permit any Subsidiary to, enter into any agreement, contract or arrangement restricting the ability of any Subsidiary to pay or make dividends or distributions in cash or kind, to make loans, advances or other payments of whatsoever nature or to make transfers or distributions of all or any part of its assets to the Company or to any Subsidiary of which such Subsidiary is a Subsidiary, except

                  (a) the Senior Credit Agreement or any Senior Loan Document as in effect on the Restatement Effective Date or amended from time to time thereafter in accordance with Section 6.2.8;

                  (b) the PMI Agreement as in effect on the Restatement effective Date or amended from time to time thereafter in accordance with Section 6.2.9; and

                  (c) non-assignment provisions in leases and other agreements entered into prior to the Restatement Effective Date and customary non-assignment provisions in leases and other agreements entered into on or after the Restatement Effective Date in the ordinary course of business.

         SECTION 6.2.15. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into, or cause, suffer, or permit to exist:

                  (a) any arrangement or contract with any of its other Affiliates of a nature customarily entered into by Persons which are Affiliates of each other (including management or similar contracts or arrangements relating to the allocation of revenues, taxes and expenses or otherwise) requiring any payments to be made by the Company or any Subsidiary to any Affiliate unless such arrangement is fair and equitable to the Company or such Subsidiary; or

                  (b) any other transaction, arrangement or contract with any of its other Affiliates which would not be entered into by a prudent Person in the position of the Company or such Subsidiary with, or which is on terms which are less favorable than are obtainable from, any Person which is not one of its Affiliates.

Without any implication that the foregoing shall restrict payment of any of the following,

                  (c) the Company may from time to time make payment when due of all amounts payable under the Management Consulting Agreement not exceeding in respect of any Fiscal Year 3% of EBITDA for such Fiscal Year;

                  (d) NRE may pay TJC and/or its designee an investment banking fee of $1,000,000 and its out-of-pocket expenses in connection with the consummation of the Cincinnati Acquisition and the Colorado Acquisition; and

                  (e) the Company may from time to time make payment to directors for compensation for services in such capacity not exceeding $100,000 in the aggregate in any Fiscal Year,

in each case at any time when due by the terms of such arrangement, but, in the case of any such payment, only if such payment is made on a Permitted Junior Payment Date.

         SECTION 6.2.16. Inconsistent Agreements. The Company will not, and will not permit any Subsidiary to, enter into any agreement containing any provision which would be violated or breached by the performance by the Company of its obligations hereunder or under any Purchase Document.


                                  ARTICLE VII

                               EVENTS OF DEFAULT

         SECTION 7.1.  Events of Default.  The term "Event of
Default" shall mean any of the following events:

         SECTION 7.1.1. Non-Payment of Obligations. The Company shall default in the payment or prepayment when due of any principal of any Note, or the Company shall default (and such default shall continue unremedied for a period of 10 days) in the payment when due of interest on any Note or any other Obligation.

         SECTION 7.1.2. Default on Other Indebtedness. Any default shall occur under the terms applicable to any Indebtedness outstanding in a principal amount exceeding $1,000,000 of the Company (treating the Seller Notes as a single obligation without regard to how many Seller Notes are issued or holders exist) or $5,000,000 of any Subsidiary (other than an Unrestricted Subsidiary) representing any borrowing or financing or arising under any other material agreement, and such default shall:

                  (a) consist of the failure to make any payment or redemption (or to make any required offer to redeem) of such Indebtedness when due (subject to any applicable grace period) in accordance with the terms thereof, and such failure, if it shall have occurred under the Senior Credit Agreement, shall continue unremedied and unwaived for a period of 30 days; or

                  (b) have resulted in any or all of such Indebtedness having become (or, in the case of any Indebtedness of the Company, continue unremedied for a period of time sufficient to permit any holder of such Indebtedness to declare any or all of such Indebtedness to be) due and payable in accordance with its terms prior to its stated maturity, whether by declaration or otherwise.

         SECTION 7.1.3. Bankruptcy, Insolvency, etc. The Company or any Subsidiary shall

                  (a) become insolvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due;

                  (b) apply for, consent to or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any Subsidiary or any property of any thereof or make a general assignment for the benefit of creditors;

                  (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any Subsidiary or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days;

                  (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company or any Subsidiary, and, if such case or proceeding is not commenced by the Company or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Company or such Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed; or

                  (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

         SECTION 7.1.4.  Breach of Warranty.  Any warranty of the
Company hereunder or in any other Purchase Document or any other writing furnished by or on behalf of the Company to the Purchaser or any other Noteholder for the purposes of or in connection with this Agreement or any such Purchase Document is or shall be incorrect when made in any material respect.

         SECTION 7.1.5. Non-Performance of Certain Undertakings. The Company shall default in the due performance and observation of any agreement contained in Section 6.2.3 (as it relates to the Company), 6.2.4, 6.2.5, 6.2.6, 6.2.7, 6.2.8, 6.2.9, 6.2.10 or 6.2.13.

         SECTION 7.1.6. Non-Performance of Other Undertakings. Any Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Purchase Document, and such default shall continue unremedied for a period of (x) at any time when the Senior Credit Agreement or PMI Agreement shall continue to be in effect, 60 days, or (y) at any time thereafter, 30 days, in each case after notice thereof shall have been given to the Company by the Purchaser or Required Noteholders.

         SECTION 7.1.7. Judgments. A final judgment not fully covered by insurance, shall be rendered against the Company or any Subsidiary and (x) if such judgment is rendered against the Company, such judgment, together with all other such outstanding final judgments against the Company, exceeds (to the extent of all such uninsured portions) an aggregate of $1,000,000 or (y) if such judgment is rendered against NRE or any of its Subsidiaries, such judgment, together with all other such outstanding final judgments against NRE or any of its Subsidiaries, exceeds (to the extent of all such uninsured portions) an aggregate of $2,000,000, and, in each case, within 30 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or, within 30 days after the expiration of any such stay, such judgment shall not have been discharged.

         SECTION 7.1.8. Ownership of NRE. The Company shall for any reason cease to own and hold,

                  (a) free of any Liens, 100% of the issued and outstanding Capital Stock of NRE representing NRE Exempt
         Shares; and

                  (b) free of any Liens (except the Liens of the Senior Pledge Agreement and Mezzanine Pledge Agreement), 100% of all issued and outstanding shares of Capital Stock of NRE.

         SECTION 7.1.9. Leases and BKC Franchises. Leases on or Franchise Agreements with respect to Restaurants representing more than 30% of Restaurant Cash Flow shall have been terminated or expired without renewal (determined in the aggregate since the Restatement Effective Date) or at the time of any Lease or Franchise Agreement termination or expiration NRE fails to demonstrate pro forma compliance with Section 6.2.4 for a period of 12 months, after eliminating the results of all such terminated Restaurant.

         SECTION 7.1.10. Unrestricted Subsidiary Revenue. The Unrestricted Subsidiaries shall for any Fiscal Quarter have aggregate revenues greater than 30% of the consolidated revenues of NRE and all Subsidiaries of NRE for such Fiscal Quarter.

         SECTION 7.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 7.1.3 shall occur, the outstanding principal amount of all outstanding Notes and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

         SECTION 7.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 7.1.3) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Required Noteholders may, upon notice or demand, declare all or any portion of the outstanding principal amount of the Notes to be due and payable and any or all other Obligations to be due and payable, whereupon the full unpaid amount of such Notes and any and all other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment.


                                 ARTICLE VIII

                                 SUBORDINATION

         All Obligations of the Company pursuant to this Agreement shall be subordinate and junior in right of payment to Senior Recovery Debt in the manner and with the effect provided in Section 8.1 through 8.7, and each holder of a Note, by its acceptance thereof, agrees to be bound by such terms of subordination.

         SECTION 8.1. Acceleration, Dissolution, etc. In the event that

                  (a) the maturity of all of the principal amount of the Obligations under (and as defined in) the Senior Credit Agreement shall have been accelerated in accordance with its terms, or

                  (b) any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the property, assets or business of the Company, or the proceeds thereof, to any creditor or creditors of the Company or upon any indebtedness of the Company, by reason of any liquidation, dissolution or other winding up of the Company or its business or by reason of any sale, receivership, insolvency or bankruptcy proceedings or assignment for the benefit of creditors or any proceeding by or against the Company for any relief under any bankruptcy, reorganization or insolvency law or laws, federal or state, or any law, federal or state, relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension, then and in any such event and if and to the extent that a Senior Recovery Amount shall exist, any payment or distribution of any kind or character, whether in cash, property or securities which, but for the subordination provisions of this Article, would otherwise be payable or deliverable upon or in respect of this Agreement, shall instead be paid over or delivered to the Senior Agent for application to Senior Recovery Debt and, until the Senior Recovery Debt has been repaid in full, neither the Purchaser nor any Noteholder shall receive any such payment or distribution or benefit therefrom. If the Mezzanine Agent (as defined in the Mezzanine Pledge Agreement) has not filed, proved or voted, as the case may be, in any proceeding of the nature referred to in clause (b) above, the Senior Agent may, upon five days prior written notice to the Mezzanine Agent (as so defined), so file, prove or vote, as the case may be, in the name of the Noteholders or otherwise, with respect to any and all claims of the Noteholders relating to the Obligations of the Company.

         SECTION 8.2. Turnover. In the event that, notwithstanding the provisions of Section 8.1, any such direct or indirect payment or distribution shall be received by the Purchaser or any Noteholder in contravention of the provisions of any such Section, such payments and distributions shall be held in trust for the benefit of, and upon receipt by such holder of written notice that such payment or distribution has been made in violation of such Section, shall be immediately paid over to, the Senior Agent for application to the pro rata payment of all Senior Recovery Debt at the time outstanding until all such Senior Recovery Debt shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Recovery Debt.

         SECTION 8.3. Unconditional Obligation, etc. Nothing contained in this
Article is intended to or shall impair, as between the Company, its creditors (other than the holders of Senior Recovery Debt) and the Purchaser and the Noteholders, the obligation of the Company, which is absolute and unconditional, to pay to the Purchaser and the Noteholders all amounts owing under this Agreement, the Notes and all other Purchase Documents as and when such amounts become due and payable in accordance with the terms hereof, or to in any way affect the relative rights of the Purchaser or the Noteholders and creditors of the Company other than the holders of Senior Recovery Debt. Subject to the payment in full of all Senior Recovery Debt, the Purchaser and the Noteholders shall be subrogated to the rights of the holders of Senior Recovery Debt to receive payments or distributions of assets of the Company made on the Senior Recovery Debt until all Obligations shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of Senior Recovery Debt of any cash, property or securities to which the Purchaser and the Noteholders would be entitled except for these provisions shall, as between the Company and its creditors (other than the Senior Lenders and the Purchaser and the Noteholders), be deemed to be a payment by the Company to or on account of Senior Recovery Debt, it being understood that these provisions are intended solely for the purpose of defining the relative rights of the Purchaser and the Noteholders, on the one hand, and the Senior Lenders on the other hand.

         SECTION 8.4. Waivers, etc. The Purchaser hereby waives any and all notice of renewal, extension or accrual of any Senior Recovery Debt, present or future, and agrees and consents that without notice to or assent by the Purchaser and the Noteholders:

                  (a) subject to the provisions of Section 6.2.7, the obligations and liabilities of the Company or any other party or parties for or upon the Senior Recovery Debt (and/or any promissory note(s), security document or guaranty evidencing or securing the same) may, from time to time, in whole or in part, be renewed, extended, modified, amended, accelerated, compromised, supplemented, terminated, sold, exchanged, waived or released,

                  (b) subject to the provisions of Section 6.2.7, the Senior Lenders may exercise or refrain from exercising any right, remedy or power granted by the Senior Recovery Guaranty or any other document creating, evidencing or otherwise related to Senior Recovery Debt or at law, in equity or otherwise, with respect to Senior Recovery Debt or any collateral security or lien (legal or equitable) held, given or intended to be given therefor (including the right to perfect any lien or security interest created in connection therewith),

                  (c) subject to the provisions of Section 6.2.7, any and all collateral security and/or liens (legal or equitable) at any time, present or future, held, given or intended to be given for Senior Recovery Debt, and any rights or remedies of the Senior Lenders in respect thereof, may, from time to time, in whole or in part, be exchanged, sold, surrendered, released, modified, waived or extended by the Senior Lenders, and

                  (d) any balance or balances of funds with the Senior Lenders at any time standing to the credit of the Company or any guarantor of any Senior Recovery Debt may, from time to time, in whole or in part, be surrendered or released, all as the Senior Lenders may deem advisable and all without impairing, abridging, diminishing, releasing or affecting the subordination to Senior Recovery Debt provided for herein. The Senior Lenders shall not be prejudiced in their right to enforce the subordination contained herein in accordance with the terms hereof by any act or failure to act on the part of the Company.

         SECTION 8.5. Amendment of Subordination Provisions. The subordination provisions contained herein are for the benefit of the holders of Senior Recovery Debt and may not be rescinded, cancelled, amended or modified in any way without the prior written consent thereto of the Senior Lenders.

         SECTION 8.6. Notice to the Noteholders. The Company shall give prompt written notice to the Purchaser and any Noteholder of any fact known to the Company which would prohibit the making of any payment to the Purchaser or any Noteholder under this Agreement. Notwithstanding the provisions of this
Article VIII or any other provision of this Agreement, the Purchaser

                  (a) shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to the Purchaser or any Noteholder under this Agreement in respect of this Agreement, unless and until the Purchaser shall have received written notice thereof from the Company, the Senior Agent or a holder of Senior Recovery Debt or from any trustee therefor (and, prior to the receipt of any such written notice, the Purchaser shall be entitled in all respects to assume that no such facts exist); and

                  (b) shall be entitled to receive and retain all payments made by or on behalf of the Company prior to receipt by the Purchaser under this Agreement of any such written notice.

         SECTION 8.7. Proving, etc. Claims. If the Noteholders have not filed, proved or voted, as the case may be, in any proceeding of the nature referred to in clause (b) of Section 8.1, the Senior Agent may, upon five days prior written notice to the Mezzanine Agent, so file, prove or vote, as the case may be, in the name of the Noteholders or otherwise, with respect to any and all claims of the Noteholders relating to the Obligations of the Company.

         SECTION 8.8. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article VIII, the Purchaser and any other Noteholder shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Purchaser and any other Noteholder, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Recovery Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

         SECTION 8.9. Amendment of Subordination Provisions. The subordination provisions contained in this Article are for the benefit of the holders of Senior Indebtedness and may not be rescinded, cancelled, amended or modified in any way without the prior written consent thereto of the Senior Agent.


                                  ARTICLE IX

                                 MISCELLANEOUS

         SECTION 9.1. Waivers, Amendments, etc. The provisions of this Agreement and of each Purchase Document may from time to time be amended, waived or otherwise modified, if such amendment, waiver or modification is in writing and consented to by the Company and the Required Noteholders; provided, however, that no such amendment, waiver or modification:

                  (a) which would modify any requirement hereunder that any particular action be taken by each Noteholder or by the Required Noteholders shall be effective unless consented to by each Noteholder; or

                  (b) which would modify this Section or change the definition of "Required Noteholders" or which would extend the due date for, or reduce the amount of, any payment or prepayment of principal of or interest on any Note (or reduce the rate of interest on any Note) shall be made without the consent of each Noteholder.

         No failure or delay on the part of the Purchaser or any other Noteholder in exercising any power or right under this Agreement or any other Purchase Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Purchaser or any other Noteholder under this Agreement or any other Purchase Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         SECTION 9.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Purchase Document shall be in writing and addressed or delivered to it at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if sent by mail or courier and properly addressed and prepaid, shall be deemed given when received; any notice, if transmitted by telecopy, shall be deemed given when transmitted.

         SECTION 9.3. Costs and Expenses. The Company agrees to pay all expenses of the Purchaser for the negotiation, preparation, execution and delivery of this Agreement and each other Purchase Document, including Schedules and Exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Purchase Document as may from time to time hereafter be required (including the reasonable fees and expenses of counsel for the Purchaser from time to time incurred in connection therewith), whether or not the transactions contemplated hereby are consummated, and to pay all expenses of the Purchaser (including reasonable fees and expenses of counsel to the Purchaser) incurred in connection with the preparation and review of the form of any Instrument relevant to this Agreement or any other Purchase Document and the consideration of legal questions relevant hereto and thereto or to any preservation of rights as to, or restructuring or "work-out" of, any Obligations; provided, however, that, from and after the Restructuring Effective Date and the completion of activities incidental thereto, the Company shall not be obligated to reimburse the Purchaser for the fees and expenses of its counsel incurred in any Fiscal Year if all such fees and expenses do not aggregate in excess of $10,000. The Company also agrees to reimburse each Noteholder upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by such Noteholder in enforcing the obligations of the Company under this Agreement or any other Purchase Document.

         SECTION 9.4. Indemnification. In consideration of the execution and delivery of this Agreement by the Purchaser, the

Company hereby indemnifies, exonerates and holds the Purchaser and each other Noteholder and each of their respective officers, directors, employees and agents (the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages and expenses actually incurred in connection therewith (irrespective of whether such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

                  (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Note,

                  (b) the entering into and performance of this Agreement and any other Purchase Document by any of the Indemnified Parties (including any action brought by or on behalf of the Company as the result of any determination by the Purchaser pursuant to Article III to not purchase the Subject Securities), or

                  (c) any investigation, litigation or proceeding related to the Acquisition Agreement,

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         SECTION 9.5. Survival. The obligations of the Company under Section
9.4 shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party, and the obligations of the Company under Sections 9.3 and 9.4 shall survive the payment or prepayment of the Subject Securities, at maturity, upon redemption or otherwise, any transfer of the Subject Securities by the Purchaser, the Existing Pool Nominee or any other Noteholder, and any termination of this Agreement and the other Purchase Documents. The representations and warranties made by the Company in this Agreement and in each other Purchase Document shall survive the execution and delivery of this Agreement and each such other Purchase Document.

         SECTION 9.6.  Severability.  Any provision of this
Agreement or any other Purchase Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Purchase Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 9.7. Headings. The various headings of this Agreement and of each other Purchase Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such Purchase Document or any provisions hereof or thereof.

         SECTION 9.8. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Company and the Purchaser and be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SECTION 9.9. Governing Law; Entire Agreement. This Agreement, the Notes, the Mezzanine Pledge Agreement, the Deferred Limited Interest Guaranty and each other Purchase Document shall each be deemed to be a contract made under and governed by the internal laws of the State of New York. This Agreement, the Notes and the other Purchase Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

         SECTION 9.10. Jurisdiction. For purpose of any action or proceeding involving this Agreement or any other Purchase Document, the Company hereby expressly submits to the jurisdiction of all Federal and State Courts located in the City of New York, State of New York and consents that it may be served with any process or paper by registered mail or by personal service within or without the State of New York, provided a reasonable time for appearance is allowed.

         SECTION 9.11. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

                  (a) the Company may not assign or transfer its rights or obligations hereunder without the prior written consent of all Noteholders; and

                  (b) the rights of sale, assignment and transfer of the Notes are subject to Section 4.7.

         SECTION 9.12. WAIVER OF JURY TRIAL. THE PURCHASER AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER PURCHASE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE PURCHASER OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PURCHASER ENTERING INTO THIS AGREEMENT.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                    NRE HOLDINGS, INC.


                                    By
                                      --------------------------------------
                                      Name:  A. Richard Caputo, Jr.
                                      Title: Vice President

                                    Address:  c/o AmeriKing Corporation
                                              2215 Enterprise Drive
                                              Suite 1502
                                              Westchester, IL  60154

                                    Telecopy No.:  708-947-2161

                                    Attention:  A. Richard Caputo, Jr.

                                    with a copy to:

                                    The Jordan Company
                                    9 West 57th Street
                                    40th Floor
                                    New York, New York  10019

                                    Telecopy No.:  212-755-5263

                                    Attention:  A. Richard Caputo, Jr.

                                    MCIT PLC


                                    By
                                      --------------------------------------
                                      Name:   James E. Jordan
                                      Title:  Director

                                    Notices:  c/o Jordan/Zalaznick
                                                  Advisers, Inc.
                                              9 West 57th Street
                                              New York, New York  10019

                                    Attention:  Mr. James E. Jordan

                                    Telecopy No.:  212-755-5263

                                    Payments to:  Republic National Bank
                                                    of New York
                                                  (ABA No. 026-0048-28)
                                                  452 Fifth Avenue
                                                  26th Floor
                                                  New York, New York  10018
                                                  Account No. 458105201

                                    Confirmation to:  Mr. James E. Jordan
                                                      c/o Jordan/Zalaznick
                                                      Advisers, Inc.

                                    Telephone No.:  212-572-0840


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